UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Five Point Holdings, LLC
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIVEPOINT

2023 Notice of Annual Meeting & Proxy Statement

2000 FivePoint, 4th Floor, Irvine, California 92618
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2023
The 2023 annual meeting of shareholders (the "Annual Meeting") of Five Point Holdings, LLC, a Delaware limited liability company (the "Company"), will be held on June 7, 2023 at 1:00 p.m. Pacific Time. We will be holding the Annual Meeting virtually with no physical in-person meeting. You will be able to attend the Annual Meeting and vote by visiting www.virtualshareholdermeeting.com/FPH2023, just as you could at an in-person meeting. The Annual Meeting will be held for the following purposes:
1. To re-elect each of Kathleen Brown, Gary Hunt and Michael Winer to the Company’s Board of Directors (the "Board") for a three-year term expiring at the 2026 annual meeting of shareholders or until their successors are duly elected and qualified or until earlier resignation or removal. All individuals so nominated and named in the proxy statement are currently members of the Company’s Board;
2. To approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers;
3.To approve, on a non-binding advisory basis, the frequency of casting future votes on the compensation paid to the Company’s named executive officers;
4.To ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2023;
5.To approve the Five Point Holdings, LLC 2023 Incentive Award Plan; and
6.To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.
The proxy statement accompanying this notice describes each of these items of business in more detail. The Board recommends a vote "FOR" each of the three (3) nominees for director named in this proxy statement, "FOR" the approval of the advisory vote on our executive compensation as discussed in this proxy statement, “FOR ONE YEAR” as the desired frequency of the advisory vote on executive compensation under the say-on-pay rules, "FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and "FOR" the approval of the Five Point Holdings, LLC 2023 Incentive Award Plan.
Only holders of record of the Company's Class A common shares and Class B common shares as of the close of business on April 14, 2023 are entitled to notice of, to attend and to vote at the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of the following methods: (i) by granting your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form previously mailed to you; or (ii) if you are receiving a paper copy of the proxy statement, by signing, dating and returning by mail the proxy card or voting instruction form provided to you or following the voting instructions on the proxy card or voting instruction form, as applicable.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FPH2023, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. To vote at the meeting, visit www.virtualshareholdermeeting.com/FPH2023.
By order of the Board of Directors,
Michael A. Alvarado
Chief Legal Officer, Vice President and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be Held on June 7, 2023. The Notice of Annual Meeting, the Proxy Statement, our 2022 Annual Report and a sample proxy card are available at www.proxyvote.com.

1

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 7, 2023

INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the board of directors (our "Board") of Five Point Holdings, LLC, a Delaware limited liability company (as used herein, the "Company," "we," "us" or "our"), for use at our 2023 Annual Meeting of Shareholders to be held on June 7, 2023 at 1:00 p.m. Pacific Time, or at any continuation, postponement or adjournment thereof (the "Annual Meeting"), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders and any other business properly brought before the Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We will be holding the Annual Meeting virtually with no physical in-person meeting. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FPH2023. While you will not be able to physically attend the Annual Meeting, you will be able to attend the Annual Meeting virtually and vote by visiting the website listed above.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 28, 2023, we intend to make this proxy statement available on the Internet and to mail the Notice to all shareholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple shareholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each shareholder that makes a request using the procedure set forth on the Notice.
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be Held on June 7, 2023.
The Notice of Annual Meeting, this proxy statement, our 2022 Annual Report and a sample proxy card are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote
You are entitled to vote if you were a shareholder of record of either our Class A common shares or our Class B common shares (referred to collectively herein as "Common Shares") as of the close of business on April 14, 2023 (the "Record Date"). As of the close of business on the Record Date, 69,199,938 of our Class A common shares and 79,233,544 of our Class B common shares were outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you attend the meeting online at www.virtualshareholdermeeting.com/FPH2023 or follow the instructions below to vote your shares in advance of the Annual Meeting.
Participating in the Annual Meeting
As noted above, we will have a virtual-only Annual Meeting in 2023. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FPH2023 and enter the 16-digit control number included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 12:45 p.m. Pacific Time on Wednesday, June 7, 2023. The meeting will begin promptly at 1:00 p.m. Pacific Time on June 7, 2023.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong cellular or Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts.

Although the live webcast is available only to our shareholders as of the Record Date, a replay of the meeting will be made available on our website at www.fivepoint.com after the meeting and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 12:45 p.m. Pacific Time and until the meeting has finished.
Voting of Shares
We encourage shareholders to vote before the Annual Meeting. Most shareholders have a choice of voting before the Annual Meeting by proxy over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Refer to the Notice or your proxy card or voting instruction form to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.

Voting at the Annual Meeting. You may vote online during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/FPH2023. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting website.

Record Holders Voting by Proxy. If you hold your shares as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Street Name Holders Voting by Proxy. If you hold your shares in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
Shareholders may provide voting instructions by telephone by calling toll free 1-800-690-6903 from the U.S. or Canada, or via the Internet at www.proxyvote.com at any time before 11:59 p.m. Eastern Time on June 6, 2023. Telephone and Internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on June 6, 2023. Please have your notice and proxy control number in hand when you telephone or visit the website. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not indicate your voting directions on your signed proxy, your shares will be voted according to the recommendation of our Board, as follows:
•"FOR" the election of each of Kathleen Brown, Gary Hunt and Michael Winer to the Board for a three-year term expiring at our 2026 annual meeting of shareholders;
•“FOR” the approval of the advisory vote on our executive compensation as discussed in this proxy statement;
•“FOR ONE YEAR” as the desired frequency of the advisory vote on executive compensation under the say-on-pay rules;

•"FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2023; and
•"FOR" the approval of the Five Point Holdings, LLC 2023 Incentive Award Plan.
The proxy gives each of Daniel Hedigan and Michael Alvarado discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the directors. Your broker does have discretion to vote on the ratification of the selection of the independent auditors.
Revocation of Proxy
If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:
•delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;
•authorizing another proxy by telephone or over the Internet (your most recent telephone or Internet authorization will be used); or
•attending the Annual Meeting and voting following the instructions provided at www.virtualshareholdermeeting.com/FPH2023.
Attendance at the Annual Meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of the Company proxies should be addressed to the mailing address of our principal executive offices and must be received prior to the Annual Meeting:
Five Point Holdings, LLC
2000 FivePoint, 4th Floor
Irvine, California 92618
Attn: Secretary
If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. You may also change your vote by attending the Annual Meeting and voting online following the instructions provided at www.virtualshareholdermeeting.com/FPH2023.
Quorum and Votes Required
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. The inspector of elections will also determine whether a quorum is present. A majority in voting power of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of determining a quorum at the meeting. Shares held by persons attending the virtual Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal, and broker "non-votes" will be counted as present for purposes of determining a quorum.
Brokers or other nominees who hold shares in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be "non-routine." These non-voted shares are referred to as "broker non-votes." Only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors), Proposal 2 (say on pay vote), Proposal 3 (say on frequency vote) and Proposal 5 (approving the Five Point Holdings, LLC 2023 Incentive Award Plan) are considered non-routine matters, and without your instruction, your broker or other nominee cannot vote your shares. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. Abstentions may be specified for all proposals except the election of directors, but your vote may be "withheld" in the election of directors. Shareholder approval of each proposal requires the following votes:

•Proposal 1 - Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the three nominees receiving the highest number of shares voted "FOR" their election will be elected. Withhold votes will not have an effect on determining which nominees received a plurality of votes cast since withhold votes do not represent votes cast for a candidate. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors because brokers are not able to cast their votes on this proposal.
•Proposal 2 - Advisory Say-on-Pay Vote. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will not be counted either for or against this proposal and, therefore, will not have any effect on the outcome of the say-on-pay vote.
•Proposal 3 - Advisory Say-on-Frequency Vote. The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting is required for approval, on an advisory basis, of one of the alternatives of every year, every two years or every three years on the frequency of the advisory vote on executive compensation. Abstentions and broker non-votes will not be counted either for or against this proposal and, therefore, will not have any effect on the outcome of the say-on-pay vote.
•Proposal 4 - Ratification of the Selection of Our Independent Auditors. The affirmative vote of a majority of the votes cast affirmatively or negatively by shareholders entitled to vote is required for the ratification of the selection of Deloitte & Touche LLP as our independent auditors (meaning that the number of votes cast "FOR" the proposal must be more than the number of votes cast "AGAINST" the proposal for it to be approved). Abstentions will have no effect because they are not votes cast affirmatively or negatively on the proposal. Brokers have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are generally not expected to result from the vote on this proposal but shall be counted for purposes of determining a quorum.
•Proposal 5 - Approval of the Five Point Holdings, LLC 2023 Incentive Award Plan. The affirmative vote of a majority of the votes cast by shareholders entitled to vote is required for the approval of the Five Point Holdings, LLC 2023 Incentive Award Plan (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted "FOR" the proposal for it to be approved). Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will not affect the outcome of this election because brokers are not entitled to cast their votes on this proposal.
Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders. In addition to the solicitation by mail, the Company, our officers, employees and agents may solicit proxies by telephone, by facsimile, by email or in person. We do not expect to use a proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares in their names that are beneficially owned by our shareholders, so they may forward the solicitation materials to the beneficial owners and secure those beneficial owners’ voting instructions. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.
Shareholder List
A list of shareholders of record entitled to vote at the Annual Meeting will be available for review by any shareholder, for any purpose related to the meeting, during ordinary business hours for ten days before the Annual Meeting at the Company's principal executive offices located at 2000 FivePoint, 4th Floor, Irvine, CA 92618. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/FPH2023.
Forward-Looking Statements
This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS
Board Structure and Nominees
Pursuant to the terms of our Second Amended and Restated Limited Liability Company Agreement (our "Operating Agreement"), the Board shall consist of between three (3) and thirteen (13) directors with the exact number of directors to be fixed exclusively by the Board. The Board last fixed the authorized number of directors at thirteen (13). We currently have nine (9) directors and four (4) vacant Board seats. The directors are divided into three classes: Class I, which currently consists of two directors and two vacancies; Class II, which currently consists of three directors and two vacancies; and Class III, which currently consists of four directors. Each director serves a term of three years. At each annual meeting of shareholders, the term of one class expires. The term of the Class II directors expires at this Annual Meeting.
In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board each voted unanimously to nominate Kathleen Brown, Gary Hunt and Michael Winer for election as the Class II directors. If elected, Ms. Brown and Messrs. Hunt and Winer would each serve a three-year term expiring at the close of our 2026 Annual Meeting or until their successors are duly elected. Biographical information on each of the nominees is furnished below under "Director Biographical Information."
Set forth below is information as of April 14, 2023 regarding each of our directors, including each director nominee.

Name	Age	Position	Gender (6)	Race / Ethnicity (6)	Class	Director Since	Term Expires
Kathleen Brown (1) (3)	77	Director	Female	White	II	2016	2023
William Browning (1) (3)	69	Director	Male	White	I	2016	2025
Evan Carruthers (2)	44	Director	Male	White	III	2009	2024
Jonathan Foster (3) (4)	62	Director	Male	White	III	2016	2024
Emile Haddad	64	Chairman Emeritus	Male	Asian	III	2009	2024
Gary Hunt	74	Director	Male	White	II	2016	2023
Stuart Miller	65	Executive Chairman	Male	White	III	2016	2024
Michael Rossi (2) (4) (5)	79	Director	Male	Native American & Native Hawaiian	I	2016	2025
Michael Winer (1) (2) (4)	67	Director	Male	White	II	2009	2023
(1)    Current member of our Audit Committee
(2)    Current member of our Compensation Committee
(3)    Current member of our Conflicts Committee
(4)    Current member of our Nominating and Corporate Governance Committee
(5)    Current Lead Independent Director
(6)    Based on each director's self-identification
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES. UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" EACH OF THE THREE NAMED DIRECTOR NOMINEES.

Director Biographical Information
The following biographical information is furnished with regard to our directors (including nominees) as of April 14, 2023.

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting of Shareholders
Kathleen Brown. Ms. Brown has been a member of our Board since May 2016. She is a partner of the law firm Manatt, Phelps & Phillips, LLP. Prior to joining Manatt in September 2013, she worked at Goldman Sachs Group, Inc., a global investment banking and securities firm, in various leadership positions for 12 years. From 2011 to 2013, Ms. Brown served as the chairman of investment banking for Goldman’s Midwest division in Chicago and was managing director and head of the firm’s Los Angeles-based western region public sector and infrastructure group from 2003 to 2011. From 1995 to 2000, Ms. Brown was a senior executive at Bank of America where she served in various positions, including President of the Private Bank. She served as California state treasurer from 1991 to 1995. Ms. Brown currently serves on the boards of directors of the Sustainable Development Acquisition Corp. and Stifel Financial Corp., and she is a former director of Sempra Energy and Forestar Group, Inc. She is a member of the Stanford Center on Longevity Advisory Board, the Bill Lane Center for the American West, the Investment Committee for the Annenberg Foundation and the Advisory Boards of the UCLA Medical Center and Meridiam SAS. Ms. Brown has extensive experience in both the public and private financial sectors, as well as in-depth knowledge of California government processes. Her knowledge of the law and experience as a partner at Manatt gives her insight into the effect of laws and regulations on our businesses. This combination of public and private financial experience, legal experience and public service in the State of California makes her a valuable member of our Board.

Gary Hunt. Mr. Hunt has been a member of our Board since May 2016. Mr. Hunt has over 40 years of experience in real estate. He spent 25 years with The Irvine Company, one of the nation’s largest master planning and land development organizations, serving 10 years as its Executive Vice President and as a member of its Board of Directors and Executive Committee. Mr. Hunt led The Irvine Company’s major entitlement, regional infrastructure, planning, legal and strategic government relations, as well as media and community relations activities. As a founding Partner in 2001 and now the Vice Chairman of California Strategies, LLC, Mr. Hunt serves as a Senior Advisor to some of the largest master-planned community and real estate developers on the west coast, including Tejon Ranch and Lewis Group of Companies. Mr. Hunt currently serves on the boards of Glenair Corporation, Psomas and University of California, Irvine Foundation and is the former Chairman of CT Realty, and he formerly served as lead independent director at William Lyon Homes and on the board of Taylor Morrison Home Corporation. He was the founding chairman of Kennecott Land Company’s Advisory Board, formerly a Senior Advisor to Strategic Hotels and Resorts REIT and Inland American Trust REIT, and was a member and lead independent director of Grubb & Ellis Corporation and for sixteen months served as interim President and CEO. Mr. Hunt was selected to serve on our Board because of his government, public policy and major land use planning, entitlement and development experience.

Michael Winer. Mr. Winer has been a member of our Board since 2009. Mr. Winer was employed by Third Avenue Management LLC (or its predecessor) from May 1994 through February 2018, where he was a senior member of the investment team. Mr. Winer managed the Third Avenue Real Estate Value Fund since its inception in 1998 and the Third Avenue Real Estate Opportunities Fund, L.P. since its inception in 2006. Mr. Winer retired from Third Avenue Management LLC on February 28, 2018. Since 2001, Mr. Winer has been a director of Tejon Ranch Company, a New York Stock Exchange listed company involved in real estate development and agribusiness. Mr. Winer currently serves as Chair of the Tejon Ranch Board’s Nominating and Corporate Governance Committee and its Investment Policy Committee. He also serves on its Executive Committee and Audit Committee and has previously served on its Compensation Committee and Real Estate Committee. Prior to joining Third Avenue Management’s predecessor in 1994, Mr. Winer was Vice President of the Asset Sales Group for Cantor Fitzgerald, L.P. where he was responsible for evaluating and underwriting portfolios of distressed real estate loans. Prior to that, he was a First Vice President of Society for Savings, a Connecticut savings bank, and Director of Asset Management for Pioneer Mortgage, a financial institution, where he directed the workout, collection and liquidation of distressed real estate loan and asset portfolios. Earlier in his career, Mr. Winer was the Co-Founder and Chief Financial Officer of Winer-Greenwald Development, Inc., a California-based real estate development firm that specialized in the development, construction, ownership and management of commercial properties. Mr. Winer previously held executive positions at Pacific Scene, Inc. and The Hahn Company, both California-based real estate development firms. Mr. Winer began his career in public accounting with Deloitte & Touche LLP (formerly Touche Ross & Co.) where he specialized in real estate development companies. Mr. Winer serves on the Board of Trustees of the Future Citizens Foundation (dba The First Tee of Monterey County). Mr. Winer received a Bachelor of Science in Accounting from San Diego State University in 1978 and is a California Certified Public Accountant (inactive). Mr. Winer was selected to serve on our Board because of his vast investing, finance and development experience in our industry.

Directors Continuing in Office Until the 2024 Annual Meeting of Shareholders
Evan Carruthers. Mr. Carruthers co-founded Castlelake in 2005. As Co-Chief Executive Officer and Chief Investment Officer of Castlelake, Mr. Carruthers is responsible for the firm’s overall strategy, including all investment and operational activities, as well as guiding the firm’s mission, culture and investment approach. Mr. Carruthers also serves as chair of Castlelake’s Executive Committee and Investment Review Committee. Mr. Carruthers has deep sector expertise, spanning back to the year 2000. Under his guidance, Castlelake has invested capital in 68 countries across multiple industries. Mr. Carruthers has been instrumental in the development of the firm’s asset- and credit-based investment activities, including the development of its differentiated aviation platform. Prior to co-founding Castlelake, Mr. Carruthers was an investment manager with CVI, responsible for corporate and asset-based investments in North America and the development of Cargill’s global aircraft investing business. Prior to joining CVI, Mr. Carruthers worked in several capacities at Piper Jaffray. Mr. Carruthers received his B.A. from the University of St. Thomas in business administration, with a specialty in finance. Mr. Carruthers sits on the Board of Directors of Aedas Homes, S.A.U., one of the largest homebuilders in Spain. Mr. Carruthers also serves in leadership roles at various nonprofit organizations focused on wildlife conservancy, including the Board of Directors of the Bonefish and Tarpon Trust, Guides Trust Foundation, and Pheasants Forever. He is also the treasurer of the Minnesota Orchestra. Mr. Carruthers was selected to serve on our Board because of his strong business acumen and strong record of success in corporate and other asset-based investments.

Jonathan Foster. Mr. Foster has been a member of our Board since May 2016. Mr. Foster is the Founder and has been a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services, and private equity investing firm, since 2008. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President-Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is also a director of Lear Corp., Masonite International Corporation and Berry Global. Mr. Foster was previously a member of the boards of directors of Sabine Oil & Gas, Smurfit-Stone Container Corporation and Chemtura Corporation. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended an Executive Education Program at Harvard Business School and the University of California, Berkeley, School of Law. Mr. Foster was selected to serve on our Board because of his extensive experience in equity investing and serving as an officer and director of public and private companies.

Emile Haddad. Mr. Haddad has been a member of our Board since 2009 and has served as Chairman Emeritus since October 2021. Mr. Haddad was our President and Chief Executive Officer and Chairman of our Board from May 2016 until October 2021. From 2009 until May 2016, Mr. Haddad was President and Chief Executive Officer of the management company, which he co-founded, that managed the development of Great Park Neighborhoods and Valencia (formerly known as Newhall Ranch). In this capacity, Mr. Haddad was primarily responsible for investing in and managing the planning, development and operational activities for Great Park Neighborhoods, Valencia, and Candlestick and The San Francisco Shipyard. Prior to co-founding the management company in 2009, Mr. Haddad served as the Chief Investment Officer of Lennar, one of the nation’s largest homebuilders, where he was in charge of the company’s real estate investments, asset management and several joint ventures. In this capacity, Mr. Haddad led the acquisition, capitalization and development of Great Park Neighborhoods, Valencia, and Candlestick and The San Francisco Shipyard. He is on the Real Estate Advisory Board of the University of California, Berkeley and is a member of the USC Price School of Public Policy Board of Counselors and the Board of Trustees of Chapman University. He is Co-Chair of Octane OC and Chairman Emeritus of the USC Lusk Center for Real Estate Advisory Board. Mr. Haddad formerly served on the Board of Trustees at the University of California, Irvine Foundation and Claremont Graduate University, as well as the boards of directors of PBS (Public Broadcasting System) So-Cal and Aedas Homes, S.A.U. Mr. Haddad received a civil engineering degree from the American University of Beirut. Mr. Haddad was selected to serve on our Board based on his executive management experience in the real estate industry, his comprehensive knowledge of our business and our operations and his proven ability to successfully execute large-scale development projects.

Stuart A. Miller. Mr. Miller has been a member of our Board since May 2016 and has served as the Executive Chairman of our Board since October 2021. Mr. Miller has served as a director of Lennar, one of the nation’s largest homebuilders, since April 1990 and has served as Lennar’s Executive Chairman since April 2018. Before that, Mr. Miller served as Lennar's Chief Executive Officer from April 1997 to April 2018. Mr. Miller also served as President of Lennar from April 1997 to April 2011. Mr. Miller also serves on the Board of Directors of Doma Holdings, Inc. As of January 2023, Mr. Miller and his family owned shares of Lennar common stock entitling him to cast approximately 36% of the combined votes that could be cast by all holders of Lennar common stock.

Directors Continuing in Office Until the 2025 Annual Meeting of Shareholders
William Browning. Mr. Browning has been a member of our Board since May 2016. Mr. Browning has dedicated his time to serving on boards of directors since January 2012. From 1999 to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services. From 2008 to 2012, Mr. Browning served as the managing partner for Ernst & Young LLP’s Los Angeles office, which at the time of his departure was Ernst & Young LLP’s second largest practice in the Americas and the largest public accounting firm in Los Angeles with over 1,200 professionals and over $400 million in annual revenues. Mr. Browning’s extensive industry sector experience includes real estate and REITs, financial services (commercial banks, asset management, consumer finance, credit card and mortgage companies), private equity, energy (upstream/downstream, refining and natural gas), engineering and construction, and technology. Before joining Ernst & Young LLP, Mr. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named office managing partner of its Oklahoma office in 1994. At Arthur Andersen & Co. in Oklahoma and in Los Angeles, California, Mr. Browning served clients in a wide variety of industries and led the firm’s domestic banking practice and regulatory compliance practice. Mr. Browning also serves on the board of directors of Ares Commercial Real Estate Corporation, a specialty finance company that is primarily focused on directly originating, managing and servicing a diversified portfolio of commercial real estate debt-related investments. Mr. Browning is a former director of McCarthy Holdings, and Parsley Energy, Inc. Mr. Browning is also an adjunct professor at Southern Methodist University in Dallas, Texas. Mr. Browning holds a B.B.A. from the University of Oklahoma. Mr. Browning’s experience in accounting and auditing, including in the real estate and REIT industries, provides our Board and, specifically, the Audit Committee, with valuable knowledge, insight and experience in such matters.

Michael Rossi. Mr. Rossi has been a member of our Board since May 2016. He currently serves as a consultant to Shorenstein Properties LLC and is also a member of Shorenstein's advisory board. From 2015 through January 2020, Mr. Rossi was the chairman and chief executive officer of Shorenstein. Prior to assuming the role as Shorenstein's chairman, Mr. Rossi was a founding member of its advisory board and served as a consultant to Shorenstein from 1994 to 2015, focusing on succession planning, business planning, compensation practices and organizational development. Mr. Rossi is a retired vice chairman of BankAmerica Corporation, serving from 1993 to 1997. Prior to serving as vice chairman, Mr. Rossi was BankAmerica’s chief credit officer. Prior to that post, he held various executive positions. From 2005 to 2007, Mr. Rossi was chairman and CEO of Aozora Bank, taking it public in November 2006. He also spent eight months as chairman of GMAC/ResCap. Mr. Rossi is a senior advisor to the San Francisco 49ers and is a former senior advisor for Jobs and Economic Development for the Governor of the State of California. He is also a former chairman of the California Workforce Development Board, the Monterey Institute of International Studies, Lifesavers, the California Infrastructure and Economic Development Bank, Visit California, the American Diabetes Association of California and Claremont Graduate University. He also served on the President’s Campaign Cabinet for the University of California at Berkeley, was a member of the board of the Special Olympics Committee of Northern California, the Thunderbird School of Global Management, the California High Speed Rail Authority, the National Urban League, North Hawaii Community Hospital, Pulte Homes, Del Webb Corporation and Union Pacific Resources, a member of the nominating committee of the Bankers Association for Foreign Trade (BAFT) and a past president of the board of BAFT. Mr. Rossi earned a B.A. from the University of California at Berkeley. Mr. Rossi was selected to serve on our Board because of his vast business and corporate governance experience with banking institutions, public agencies and other private sector companies.
Family Relationships and Other Information
There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee reviews our corporate governance guidelines at least once a year and, if necessary, recommends changes to our Board. Additionally, our Board has adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is available on our website at ir.fivepoint.com/corporate-governance/governance-documents. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.
Board Composition
Our business affairs are managed under the direction of our Board. Our Operating Agreement provides that our Board shall consist of between three (3) and thirteen (13) directors with the exact number of directors to be fixed exclusively by the Board. The Board last fixed the authorized number of directors at thirteen (13). We currently have nine (9) directors and four (4) vacant Board seats. The directors are divided into three classes: Class I, which currently consists of two directors and two vacancies; Class II, which currently consists of three directors and two vacancies; and Class III, which currently consists of four directors. Each director serves a term of three years. At each annual meeting of shareholders, the term of one class expires. The term of the Class II directors expires at this Annual Meeting. The terms of the Class I and Class III directors expire in 2025 and 2024, respectively. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Election of directors is decided by a plurality of the votes cast.
As current Class II directors, the board seats of Kathleen Brown, Gary Hunt and Michael Winer will expire at the Annual Meeting. In connection with the Annual Meeting, the Nominating and Corporate Governance Committee and the Board voted to nominate Ms. Brown and Messrs. Hunt and Winer for election as the Class II directors.
Director Independence
Our Class A common shares are listed on the New York Stock Exchange ("NYSE"). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of the NYSE, a director is independent only if, among other things, our Board makes an affirmative determination that the director has no material relationship with us. Our Board has determined that Kathleen Brown, William Browning, Evan Carruthers, Jonathan Foster, Michael Rossi and Michael Winer are "independent," as that term is defined in the NYSE rules, for purposes of serving on our Board. Our independent directors meet regularly in executive sessions without the presence of our Chairman and our other officers. Our Audit, Compensation, Conflicts, and Nominating and Corporate Governance Committees are comprised exclusively of members of the Board who meet the independence requirements set forth by the SEC and the NYSE.
Board Committees
Our Board has the authority to appoint committees and, subject to certain exceptions, to delegate to such committees the power and authority of our Board to manage our business affairs and administrative functions. Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Conflicts Committee. Each of these committees is comprised exclusively of independent directors. The principal functions and composition of these committees are briefly described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our Company. Copies of our audit, compensation and nominating and corporate governance committee charters are available on our website at ir.fivepoint.com/corporate-governance/governance-documents. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.

Audit Committee
The Audit Committee was established in accordance with Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act"), and the NYSE rules. The primary duties of the Audit Committee are to, among other things:
•determine the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;
•review and approve in advance all permitted non-audit engagements and relationships between us and our independent registered public accounting firm;
•evaluate our independent registered public accounting firm’s qualifications, independence and performance;
•obtain and review a report from our independent registered public accounting firm describing its internal quality-control procedures, any material issues raised by the most recent review and all relationships between us and our independent registered public accounting firm;
•review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;
•review our consolidated financial statements;
•review our critical accounting policies and practices;
•review the adequacy and effectiveness of our accounting and internal control policies and procedures;
•oversee the performance of our internal audit function;
•review with our management all significant deficiencies and material weaknesses in the design and operation of our internal controls;
•review with our management any fraud that involves management or other employees who have a significant role in our internal controls;
•establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•prepare the reports required by the rules of the SEC to be included in our annual proxy statement;
•discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated financial statements; and
•oversee our compliance with legal, ethical and regulatory requirements.
The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm and the Board. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Audit Committee charter. Each member of the Audit Committee is financially literate in accordance with the NYSE requirements. The Audit Committee also has at least one member who meets the definition of an "audit committee financial expert" under SEC rules and regulations. The current members of the Audit Committee are Kathleen Brown, Michael Winer and William Browning, who is its chair. The Board has determined that William Browning meets the requirements of an audit committee financial expert under SEC rules.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee are to, among other things:
•assist in identifying, recruiting and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and the Nominating and Corporate Governance Committee;
•recommend to our Board individuals qualified to serve as directors and on committees of our Board;
•advise our Board with respect to board composition, procedures and committees;
•recommend to our Board certain corporate governance matters and practices; and
•conduct an annual self-evaluation for our Board.

The Nominating and Corporate Governance Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Nominating and Corporate Governance Committee charter. The current members of the Nominating and Corporate Governance Committee are Michael Winer, Jonathan Foster and Michael Rossi, who is its chair.
The Nominating and Corporate Governance Committee considers possible candidates for nomination as directors suggested by management and by shareholders and others, if there are any. The Nominating and Corporate Governance Committee would evaluate the suitability of any potential candidates recommended by shareholders in the same manner as other candidates recommended to the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the members of our Nominating and Corporate Governance Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, consider many factors, including each candidate's knowledge, experience, skills, expertise and diversity. While the Company values diversity and the Board considers diversity in its evaluation process, it has not adopted a specific policy regarding Board diversity.
Consideration of Shareholder-Recommended Director Nominees
Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our shareholders. Shareholders who wish to recommend a director nominee may submit their suggestions to our principal executive offices by sending a letter describing the nominee’s name and qualifications to Five Point Holdings, LLC, Attention Secretary, 2000 FivePoint, 4th Floor, Irvine, California 92618. Recommendations submitted by shareholders will be considered in the same manner as recommendations received from other sources.
Our Operating Agreement also permits shareholders to nominate directors for election at an annual shareholder meeting.  See "Other Matters-Shareholder Proposals and Nominations."
Compensation Committee
The primary responsibilities of the Compensation Committee are to, among other things:
•review executive compensation plans and their goals and objectives, and make recommendations to our Board, as appropriate;
•evaluate the performance of our executive officers;
•review and approve the compensation of our executive officers, including salary, bonus and equity incentive awards;
•review and recommend to our Board the compensation of our directors;
•review our overall compensation philosophy, compensation plans and benefits programs;
•administer our share and equity incentive programs; and
•prepare an annual Compensation Committee report for inclusion in our proxy statement.
The Compensation Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Compensation Committee charter. The members of the Compensation Committee are "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act). The current members of the Compensation Committee are Michael Rossi, Evan Carruthers and Michael Winer, who is its chair.
Conflicts Committee
The primary responsibilities of the Conflicts Committee are to, among other things:
•establish and oversee policies and procedures governing conflicts of interest that may arise through related person transactions;
•periodically review and update as appropriate these policies and procedures;
•review and approve or ratify any related person transaction and other matters which may pose conflicts of interest, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Approval and Disclosure Policy, described under “Certain Relationships and Related Party Transactions—Review and Approval of Related Person Transactions;” and
•advise, upon request, our Board or any other committee of our Board on actions or matters involving conflicts of interest.

The Conflicts Committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE, and it operates under a written Conflicts Committee charter. The current members of the Conflicts Committee are Jonathan Foster, William Browning and Kathleen Brown, who is its chair.
Board Leadership Structure
Our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. Our Board selects our Chairman and our CEO in the manner it considers in the best interests of the Company and our shareholders at any given point in time. Effective as of October 1, 2021, Stuart Miller assumed the role of Executive Chairman of the Board following Emile Haddad's resignation as President and CEO and transition from Chairman of the Board to Chairman Emeritus. On February 9, 2022, Daniel Hedigan was appointed as our Chief Executive Officer. At this time, our Board has determined the current structure of the roles of Chairman of the Board and Chief Executive Officer being filled by different individuals to be in the best interests of the Company and its shareholders.
Our corporate governance guidelines provide for the appointment by the Board of a lead independent director. Mr. Rossi is currently our lead independent director and brings to this role considerable skill and experience, as described above in "Proposal 1 - Election of Directors." The role of our lead independent director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the independent directors.
The responsibilities of our lead independent director are set forth in our corporate governance guidelines and include:
•presiding over all meetings of the independent directors;
•presiding over all Board meetings at which the Chairman is not present;
•serving as liaison between the independent directors and management;
•presiding over meetings of shareholders at the request of the Board;
•conveying recommendations of the independent directors to the Board;
•previewing information sent to the Board as necessary; and
•approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
The lead independent director also has the authority to call meetings of the independent directors.
The Board periodically evaluates the roles of Chairman and CEO to determine whether our leadership structure is continuing to best serve us and our shareholders.
Annual Board Evaluation
Pursuant to the charter of our Nominating and Corporate Governance Committee and our corporate governance guidelines, the Nominating and Corporate Governance Committee leads an annual evaluation of the Board, and each committee of the Board leads an annual self-evaluation. The evaluations are designed to assess whether the Board and its committees function and are staffed effectively and to identify opportunities for improving Board and committee meetings and effectiveness. In fiscal year 2022, the Board completed an evaluation process focusing on the experience, qualifications, attributes and skills of each individual director, as well as the effectiveness of the performance of the Board as a whole and each of the Board’s committees.
Risk Oversight
We face a number of risks, including risks relating to our financial condition, development activities, operations, litigation and strategic direction. Management is responsible for the day‑to‑day management of risks we face, while our Board has responsibility for the oversight of risk management, both on its own and through its committees.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. For example, our Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the internal auditing department assess and manage the Company’s exposure to risk, as well as identifying the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, our Compensation Committee oversees our incentive compensation arrangements to confirm that incentive pay arrangements do not encourage unnecessary risk-taking.
The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, the potential impact on us, and the steps we take to manage them. At each regular meeting of our Board, the chair of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management, which enables the Board to fulfill its risk oversight role.
ESG Oversight
Our Board generally oversees and supports the ongoing implementation of the Company’s Environmental, Social and Governance ("ESG") priorities. As described above, specific ESG-related topics are overseen by the Board committee responsible for the applicable topic. For example, the Audit Committee oversees many regulatory compliance matters, the Nominating and Corporate Governance Committee oversees corporate governance topics, and the Compensation Committee annually reviews the benefits programs made available to our associates. The Company's senior management team is in charge of executing on the Company's ESG priorities.
Sustainability Practices
Part of our mission is to build sustainable communities throughout the state of California. We believe that sustainable development practices best serve our communities, our homeowners, our guest homebuilders, and, as a result, our shareholders. A few of the numerous sustainability measures we have implemented are described below.

Sustainable Environmental Practices

•Our Valencia community is designed to create net zero emissions of greenhouse gases (GHGs), which means that we will mitigate the GHG emissions anticipated to be created by the community’s development and operations to net zero through both onsite and offsite mitigation measures, and to use Zero Net Energy, which means the value of renewable energy generated by the project will balance the value of energy consumed at the buildings in the community.

☑
•In our Valencia community, we are: designing homes to include solar panels and EV chargers; using geothermal heating as a sustainable alternative for heating certain community amenities and buildings; planning to provide 5,000 EV charging stations across Valencia and Southern California; and implementing off-site projects to reduce or remove GHG emissions.

•Our Valencia and Great Park Neighborhoods communities have taken numerous measures to preserve open space and natural resources, including the: dedication of approximately 10,500 acres to be preserved as open space; implementation of water consumption reduction measures; preservation of the endangered Spineflower plant; construction of wildlife corridors for local wildlife species; conversion of historic farmland into wetlands; and restoration of cultivated pastures to create diverse habitats for local wildlife species.

Sustainable Social Practices
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•We believe that building sustainable communities requires enhancing the lives of those who live and work in those communities. This is achieved by collaborating with like-minded partners and cultivating diversity. We, along with our joint venture partners, plan to develop approximately 6,000 affordable homes to alleviate California's housing shortage, over 1,000 of which have already been developed at our San Francisco and Great Park Neighborhoods communities.
•Through our Great Park joint venture, we have also financed and/or provided the land for two K-8 public schools and a public high school that were designed to meet educational, environmental stability and energy efficiency criteria.
•At Five Point Gateway, our commercial joint venture cultivated a partnership with City of Hope, a nationally recognized cancer center, that culminated with the sale to City of Hope of a building, which they developed into a comprehensive cancer research and treatment facility, and nearby land on which they are building a hospital.
•At December 31, 2022, women constituted approximately 47% of our workforce, and ethnic and racial minorities constituted approximately 44% of our workforce.

Sustainable Governance Practices
☑ We have implemented governance structures to ensure transparency and ethical behavior and to be responsive to the values of stakeholders, including: a Code of Business Conduct and Ethics; Corporate Governance Guidelines; a Board comprised of a majority of independent directors; Board committees comprised solely of independent directors; separate CEO and Chairman of the Board roles; a strong and experienced lead independent director; annual Board and committee self-evaluations; and anti-hedging and anti-pledging policies.

Policy on Hedging of Company Shares
The Company recognizes that hedging against losses in Company shares is not appropriate or acceptable trading activity for the Company's directors and executive officers. The Company's corporate governance guidelines prohibit our directors and executive officers from engaging in various hedging activities. The guidelines prohibit any form of hedging or monetization transaction (such as zero-cost collars or forward sale contracts) involving Company common shares.
Board and Committee Engagement
Meeting Attendance. For the fiscal year ended December 31, 2022, there were seven meetings of the Board, five meetings of the Audit Committee, six meetings of the Compensation Committee, five meetings of the Conflicts Committee and five meetings of the Nominating and Corporate Governance Committee. During 2022, each member of the Board attended 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The independent directors of our Board regularly meet in executive session without management or other employees present.
Attendance at Annual Meeting of Shareholders. Directors are generally expected to attend the annual meeting of shareholders. All of our directors attended our 2022 annual meeting of shareholders.
Shareholder Communications with the Board. Shareholders may send written communications to the Board or to specified individuals on the Board, by writing to: Five Point Holdings, LLC, 2000 FivePoint, 4th Floor, Irvine, California 92618, Attention: Secretary. Shareholders should indicate on the outside of any envelope that the communication is intended for (i) the Board, (ii) the Chair of the Board, (iii) a specific committee of the Board, (iv) the lead independent director or (v) any other director. The Secretary will review all correspondence for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Code of Business Conduct and Ethics
Our Board has established a code of business conduct and ethics that applies to all of our officers, directors and employees, including those officers responsible for financial reporting. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the code of business conduct and ethics.
Our code of business conduct and ethics also provides that our non-employee directors are not obligated to limit their interests or activities in their non-director capacities or to notify us of any opportunities that may arise in connection therewith, even if the opportunities are complementary to, or in competition with, our businesses.
Any waiver of the code of business conduct and ethics for our directors or officers may be made only by our Board or one of our board committees and will be promptly disclosed as required by law or the NYSE rules. A copy of our code of business conduct and ethics is available on our website at ir.fivepoint.com/corporate-governance/governance-documents. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into this report.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of our Class A common shares and our Class B common shares, by:
•each person known by us to beneficially own more than 5% of any class of our outstanding common shares;
•each of our directors;
•each of our named executive officers; and
•all directors and executive officers as a group.
The number of shares and percentage of beneficial ownership is based on 69,199,938 Class A common shares and 79,233,544 Class B common shares issued and outstanding as of March 31, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Common shares that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by the person but are not deemed outstanding for purposes of computing the percentage of beneficial ownership for any other person. The number of Class A common shares shown as beneficially owned in the table (i) includes Class A common shares issuable upon conversion of outstanding Class B common shares and (ii) does not include shares that may be issued in exchange for Class A units of Five Point Operating Company, LP (the "Operating Company"), as we may instead choose to pay cash in exchange for such units. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have the sole voting and investment power with respect to all common shares that they beneficially own, subject to community property laws where applicable.
Unless otherwise indicated, all shares are owned directly. Except as indicated in the footnotes to the table below, the business address of the shareholders listed below is the address of our principal executive office, 2000 FivePoint, 4th Floor, Irvine, California 92618.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Class A Common Shares	% of Class A Common Shares	Number of Class B Common Shares (1)	% of Class B Common Shares	% of all Common Shares
5% Shareholders:
Lennar Corporation (2)	791,918	1.1%	57,131,088	72.1%	39.0%
Castlelake, L.P. (3)	6,224,864	9.0%	18,965,322	23.9%	17.0%
Luxor Capital Group, L.P. (4)	12,522,992	18.1%	—	—%	8.4%
Third Avenue Management LLC (5)	4,679,003	6.8%	—	—%	3.2%
Private Management Group, Inc. (6)	4,624,424	6.7%	—	—%	3.1%
Manulife Financial Corporation (7)	4,843,376	7.0%	—	—%	3.3%
Directors and Named Executive Officers:
Daniel Hedigan	135,593	*	—	—%	*
Michael Alvarado (8)	547,564	*	—	—%	*
Greg McWilliams (9)	500,121	*	—	—%	*
Leo Kij	61,929	*	—	—%	*
Lynn Jochim (10)	563,220	*	—	—%	*
Erik Higgins	358,014	*	—	—%	*
Kathleen Brown	94,345	*	—	—%	*
William Browning	88,190	*	—	—%	*
Evan Carruthers	—	—%	—	—%	—%
Jonathan Foster	94,320	*	—	—%	*
Emile Haddad (11)	1,304,333	1.9%	3,137,134	4.0%	3.0%
Gary Hunt	60,779	*	—	—%	*
Stuart A. Miller (12)	108,491	*	—	—%	*
Michael Rossi	94,345	*	—	—%	*
Michael Winer	131,524	*	—	—%	*
All current directors and executive officers as a group (13 persons)	3,221,534	4.7%	3,137,134	4.0%	4.3%
*    Represents beneficial ownership of less than 1%.

(1)    Each holder of Class B common shares also owns a number of outstanding Class A units of the Operating Company or Class A units of The Shipyard Communities, LLC (the "San Francisco Venture") that, in the aggregate, are equal to the number of Class B common shares owned. Class A units of the San Francisco Venture are exchangeable for Class A units of the Operating Company on a one-for-one basis. After a 12 month holding period, holders of Class A units of the Operating Company may exchange their units for, at our option, either our Class A common shares on a one-for-one basis or an equivalent amount in cash based on the then prevailing market price of our Class A common shares. When we acquire Class A units of the Operating Company, whether for Class A common shares or for cash, an equivalent number of that holder’s Class B common shares will automatically convert into our Class A common shares, with each Class B common share convertible into 0.0003 Class A common shares.
(2)    Represents the number of Class A common shares and Class B common shares owned by wholly owned subsidiaries of Lennar. Although Stuart Miller is the Executive Chairman of Lennar and has the power to cast approximately 36% of the votes that can be cast by all of Lennar’s stockholders, Lennar has concluded that he is not a beneficial owner of the securities owned by subsidiaries of Lennar. This information has been furnished by or on behalf of the indicated shareholder. The address for Lennar is 5505 Blue Lagoon Drive, Miami, FL 33126.
(3)    Represents the number of Class A common shares and Class B common shares owned by the following persons: (1) Castlelake I, L.P. ("Castlelake I") and TCS Diamond Solutions, LLC ("Diamond Solutions"), which may be deemed to be beneficially owned by Castlelake I GP, L.P. ("Castlelake I GP" and, together with Castlelake I and Diamond Solutions, the "Castlelake I Fund Entities"), solely as the general partner of Castlelake I and as the managing member of Diamond Solutions; (2) TCS II REO USA, LLC ("TCSII REO") and HPSCP Opportunities, L.P. ("HPSCP"), which may be deemed to be beneficially owned by Castlelake II GP, L.P. ("Castlelake II GP" and, together with TCSII REO and HPSCP, the "Castlelake II Fund Entities"), solely as the general partner of TCSII REO and HPSCP; and (3) HFET Opportunities, LLC ("HFET"), which may be deemed to be beneficially owned by HFET REO USA, LLC ("HFET REO"), as the sole member of HFET, and by Castlelake III GP, L.P. ("Castlelake III GP" and, together with HFET and HFET REO, the "Castlelake III Fund Entities"), solely as the managing member of HFET and HFET REO; (4) Castlelake IV, L.P. ("Castlelake IV") and Castlelake IV GP, L.P. ("Castlelake IV GP" and, together with Castlelake IV, the "Castlelake IV Fund Entities"); (5) CL V Investment Solutions LLC ("Castlelake V") and Castlelake V GP, L.P. ("Castlelake V GP" and, together with Castlelake V, the "Castlelake V Fund Entities"); and (6) COP Investing Partners, LLC. The Class A and Class B common shares may also be deemed to be beneficially owned by Castlelake, solely as the investment manager of the Castlelake I Fund Entities, the Castlelake II Fund Entities, the Castlelake III Fund Entities, the Castlelake IV Fund Entities, the Castlelake V Fund Entities, and by Mr. Rory O’Neill, solely as the managing partner and chief executive officer of Castlelake and the managing member of COP Investing Partners, LLC. One of our directors, Evan Carruthers, is a managing partner of Castlelake. Mr. Carruthers disclaims beneficial ownership of the shares held by Castlelake. This information has been furnished by or on behalf of the indicated shareholder. The address for all of the foregoing persons is 4600 Wells Fargo Center, 90 South 7th Street, Minneapolis, MN 55402.
(4)    Based on the shareholder's Form 4/A filed on January 6, 2023 jointly by Luxor Capital Group, LP, Luxor Capital Partners, LP, Luxor Capital Partners Offshore, Ltd., Luxor Wavefront, LP, Luxor Capital Partners Long, LP, Luxor Capital Partners Long Offshore, Ltd., LCG Holdings, LLC, Luxor Management, LLC and Christian Leone. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.
(5)    Based on the shareholder’s Schedule 13G/A filed on February 10, 2023. Represents the number of Class A common shares owned by Third Avenue Real Estate Value Fund, Third Avenue Real Estate Value Fund UCITS (a fund of GemCap Investment Funds (Ireland) plc), Third Avenue Small Cap Value Fund, Third Avenue Value Fund, Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and various separately managed accounts (collectively, the "Third Avenue Funds"). Third Avenue Management LLC is a U.S.-registered investment advisor with dispositive and voting authority over the Third Avenue Funds. The address for all of the foregoing persons is 675 Third Avenue, Suite 2900-05, New York, NY 10017.
(6)    Based on the shareholder's Schedule 13G filed on February 7, 2023. Represents the number of Class A common shares owned by Private Management Group, Inc. The address of the shareholder is 15635 Alton Parkway, Suite 400, Irvine, CA 92618.
(7)    Based on the shareholder's Schedule 13G/A filed on February 14, 2023. Represents the number of Class A common shares owned by Manulife Financial Corporation ("MFC") and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management (US) LLC ("MIM (US)") and Manulife Investment Management Limited ("MIML”). The address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5 and the address of MIM (US) is 197 Clarendon Street, Boston, Massachusetts 02116.
(8)    Includes 55,070 Class A common shares owned by Mr. Alvarado’s family trust, of which Mr. Alvarado and his wife serve as co-trustees.
(9)    Includes 352,070 Class A common shares owned by Mr. McWilliams' family trust, of which Mr. McWilliams and his wife serve as co-trustees.
(10)    Includes 61,070 Class A common shares owned by Ms. Jochim's family trust, of which Ms. Jochim and her husband serve as co-trustees.

(11)    Includes 3,137,134 Class B common shares owned by Doni, Inc. Doni, Inc. is owned and controlled by Mr. Haddad’s family trusts, of which Mr. Haddad and his wife serve as co-trustees.
(12)    Although Stuart Miller is the Executive Chairman of Lennar and has the power to cast approximately 36% of the votes that can be cast by all of Lennar’s stockholders, Lennar has concluded that he is not a beneficial owner of the securities owned by subsidiaries of Lennar. Mr. Miller disclaims beneficial ownership of the shares held by Lennar.

EXECUTIVE COMPENSATION
PROPOSAL 2
Approval on a non-binding, advisory basis of the compensation paid to the Company’s named executive officers

The Board recognizes the interests our investors have in the compensation of our named executive officers, or NEOs, identified in the "Compensation Discussion and Analysis” section of this proxy statement. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

The Compensation Committee periodically reviews the compensation programs for our NEOs to ensure they align our executive compensation programs with our shareholders’ interests and current market practices. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are pay-for-performance based, and are designed to align our executives’ interests with our shareholders’ interests. We believe that our compensation programs, with their balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over a period of years) reward sustained performance that is aligned with long-term shareholder interests.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

REQUIRED VOTE
Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast on Proposal 2 at the Annual Meeting or by proxy. Votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the Compensation Committee will review and consider when considering our executive compensation program.

The Board recommends a vote “FOR” the approval of the advisory vote on our executive compensation as discussed in this proxy statement.

PROPOSAL 3

Approval on a non-binding, advisory basis of the frequency of casting future votes on the compensation paid to the Company’s named executive officers

The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 above. In addition to providing shareholders with the opportunity to cast a non-binding, advisory vote on executive compensation, this year we are providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

While our compensation strategies are related to both short-term and longer-term business performance and outcomes, compensation decisions are made annually. An annual advisory vote on named executive officer compensation will provide us with more frequent feedback on our compensation decisions and named executive officer compensation programs. The Board has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time, and it recommends that shareholders vote for future advisory votes on named executive officer compensation to occur each year.

REQUIRED VOTE
The affirmative vote of a majority of the votes cast on Proposal 3 at the Annual Meeting or by proxy is required for approval of one of the alternatives of every year, every two years or every three years on the frequency of the advisory vote on executive compensation. Votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. As an advisory vote, the result will not be binding on the Board and the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the shareholder vote, along with other relevant factors, in determining the frequency of the advisory say-on-pay vote.

The Board recommends a vote “FOR ONE YEAR” as the desired frequency of the advisory vote on executive compensation under the say-on-pay rules.

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation paid to our named executive officers identified below, or NEOs, provides information about the goals and key elements of our executive compensation program, and discusses the objectives behind the compensation decisions for our NEOs made by the Compensation Committee of the Board. This section focuses on the 2022 compensation program applicable to our NEOs who are listed below and appear in the Summary Compensation Table of this proxy statement:

Daniel Hedigan
Chief Executive Officer
Michael Alvarado
Chief Legal Officer, Vice President and Secretary
Greg McWilliams
Chief Policy Officer and Vice President
Leo Kij
Interim Chief Financial Officer and Vice President
Lynn Jochim
Former President and Chief Operating Officer
Erik Higgins
Former Chief Financial Officer, Vice President and Treasurer
EXECUTIVE SUMMARY

COMPENSATION OBJECTIVES AND PHILOSOPHY

Our executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, each of whom is critical to our long-term success. Our executive compensation program is based upon the following objectives and philosophies:

Provide appropriate rewards for successful performance by aligning payment and performance.	Attract and retain effective leadership who may have attractive opportunities at other companies, given our highly competitive industry.	Align executive compensation goals with the interests of the Company’s shareholders.
Our Compensation Committee, which is comprised solely of independent directors, is responsible for oversight of our executive compensation program and determines the compensation paid to our executive officers, including the type and amounts of total compensation paid or awarded to our NEOs. The Compensation Committee reaches decisions on executive compensation using input from a variety of sources, including an independent compensation consultant. A significant portion of our executives’ compensation is performance-based, which we believe ensures that a substantial portion of the compensation of our NEOs is directly aligned with our shareholders’ interests and the core principles outlined above.

2022 EXECUTIVE COMPENSATION DECISIONS AND ACTIONS

Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. Our 2022 executive compensation awards reflect our commitment to aligning pay with performance. The primary elements of our executive compensation program are base salary, performance-based annual incentive compensation, and long-term equity incentive compensation. These elements were selected by the Compensation Committee because each element is important in meeting one or more of our executive compensation principles.

COMPENSATION BEST PRACTICES

The Compensation Committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the core principles discussed above. Additionally, we evaluate executive compensation and Company performance against peer companies in our industry in evaluating the appropriateness of our compensation. We have implemented a number of measures in an effort to align the interests of the Company’s executives with those of our shareholders, while also driving performance and achievement of long-term goals. Some highlights of our executive compensation program include the following best practices and features:

What We Do	What We Don't Do
•Pay for performance
•Limit the maximum payout opportunity under our annual incentive program
•Link annual incentive compensation to the achievement of pre-established corporate and individual performance goals
•Provide long-term compensation in the form of performance-based and time-based equity grants
•Balance short-term and long-term incentives
•Align elements of executive compensation with shareholder returns through long-term incentives
•Use appropriate peer groups when establishing compensation
•Conduct an annual compensation risk assessment of our compensation policies and practices
•Use an independent compensation consultant

•Provide tax gross-ups for executive officer compensation
•Provide extensive perquisites to our executive officers
•Provide our executive officers with agreements, automatic salary increases, or guaranteed equity grants
•Allow hedging or pledging by officers or directors
•Provide pension arrangements (other than under a legacy arrangement in which our former CFO participates based on his service at our predecessor company) or non-qualified deferred compensation arrangements

PROCESS OF SETTING EXECUTIVE COMPENSATION

Participants in the Compensation Process
Our executive compensation program is administered and overseen by our independent Compensation Committee with assistance from our executives and an independent compensation consultant retained by the committee. Generally, the amount and composition of compensation paid to our executives is determined by analyzing, among other things, compensation data and pay practices from our peer group, as well as our own performance and financial and strategic goals.

Role of the Compensation Committee
The Compensation Committee approves the compensation of each of our executive officers, including the NEOs. Additionally, the Compensation Committee approves the grant of the long-term equity incentive awards and the funding of annual cash-based incentive awards. The Compensation Committee has authority to grant equity awards to executive officers.

The Compensation Committee regularly reviews the Company’s executive compensation and benefits policies, programs, and practices and monitors applicable new rules and evolving best practices concerning executive compensation. Compensation Committee meetings are regularly attended by committee members and are generally attended by our Chief Executive Officer, although our Chief Executive Officer is not present during deliberations or decisions regarding his compensation. Meetings may be attended by other executives and advisors as appropriate. The Compensation Committee also meets in executive sessions without members of management present. The Chairman of the Compensation Committee reports to the Board on the Compensation Committee’s decisions concerning, among other things, compensation of the executive officers.

The Compensation Committee also reviews and discusses with management this Compensation Discussion and Analysis section of the proxy statement and reaches a determination whether to recommend to the Board that this Compensation Discussion and Analysis section of the proxy statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC.

Summary of the Annual Compensation Decision-Making Process

Background
Our Board established the Compensation Committee to carry out the Board’s responsibilities to administer our compensation programs. The Compensation Committee has decision-making authority for the compensation of our NEOs and has independent authority to engage outside consultants and obtain input from external advisers, as well as our management team or other employees, in determining executive compensation. The Compensation Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. Our Compensation Committee is committed to staying apprised of current issues and emerging trends and to ensuring that our executive compensation program remains aligned with best practices. To this end, our Compensation Committee has engaged the services of Ferguson Partners Consulting ("Ferguson") to assist it in evaluating executive compensation matters. The Compensation Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Compensation Committee undertakes an independence assessment prior to retaining or otherwise selecting any counsel, compensation consultant, expert or other advisor that will provide advice to the committee. In conducting this independence assessment, the Compensation Committee considers factors that may be required to be considered under applicable NYSE rules from time to time, as well as best practices in this area. On at least an annual basis, the Compensation Committee evaluates whether any work performed by any compensation consultant raised any conflict of interest. After review and consultation with Ferguson, our Compensation Committee determined that Ferguson is independent and there are no conflicts of interest resulting from retaining Ferguson currently or during the year ended December 31, 2022.

During 2022, Ferguson only provided services to our Compensation Committee and such services were related primarily to executive or non-employee director compensation. While conducting assignments, Ferguson interacts with our management when appropriate. Ferguson reports directly to our Compensation Committee with respect to executive and non-employee director compensation matters, and the Compensation Committee may replace any consultant or hire additional consultants at any time. Ferguson provided our Compensation Committee with compensation data related to executives at public real estate companies and homebuilders and advised the Compensation Committee regarding evolving compensation best practices and trends. Specifically, Ferguson provided information relating to analysis of peer group companies to determine competitiveness of pay levels, compensation plan design, incentive pool availability, specific equity grant matters, market trends, risk assessment and management, and technical considerations concerning named executive officers, other executives and non-employee directors. During 2022, at the request of the Compensation Committee, representatives of Ferguson attended certain Compensation Committee meetings.
Compensation Decision-Making Process
Each year, the Chief Executive Officer meets with the Compensation Committee to review the Company’s performance for the year and to discuss the achievement of qualitative and quantitative performance objectives related to compensation of the executive officers. These discussions include the Chief Executive Officer’s assessment of each executive’s impact on overall Company performance, each executive’s achievements during the year, and the overall performance of the Company for the year. The Chairman of the Compensation Committee then leads an executive session during which the committee members evaluate the Company’s and the Chief Executive Officer’s performance and determine the annual incentive payout amounts for the most recently completed fiscal year.

At the beginning of the year, the Chief Executive Officer, using information compiled and supplied by the independent compensation consultant, including peer group compensation information, presents compensation recommendations for the executive officers to the Compensation Committee for review and discussion. The Compensation Committee then assesses the Chief Executive Officer’s and each executive officer’s performance, using the information provided, including the benchmarking and other information provided by the independent compensation consultant, to determine the Chief Executive Officer’s and each other executive officer’s total target compensation package for the ensuing year, including base salary, annual incentive target, long-term incentive award targets and equity awards. The Compensation Committee discusses its decisions regarding the compensation of the executive officers with the Board.

Peer Group and Competitive Positioning
The Compensation Committee, with input and recommendations from the Company’s independent compensation consultant, establishes the Company’s peer group on an annual basis. The Compensation Committee uses the peer group for purposes of setting executive compensation and general comparison purposes. The Compensation Committee recognizes that the Company does not have a publicly traded direct business competitor, so the peer group comprises companies selected on various criteria including criteria recommended by the independent compensation consultant, including size, industry, assets, and total capitalization. Ferguson evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the Compensation Committee additions and/or deletions from the prior year’s peer group as may be warranted. The 2022 peer group consisted of the following real estate companies and homebuilders:

Peers	Headquarters
Alexander & Baldwin, Inc.	Honolulu, HI
American Assets Trust, Inc.	San Diego, CA
Beazer Homes USA, Inc.	Atlanta, GA
Century Communities, Inc.	Greenwood Village, CO
Forestar Group Inc.	Arlington, TX
Hovnanian Enterprises, Inc.	Matawan, NJ
JBG SMITH Properties	Bethesda, MD
KB Home	Los Angeles, CA
Kennedy-Wilson Holdings, Inc.	Beverly Hills, CA
Kilroy Realty Corporation	Los Angeles, CA
LGI Homes, Inc.	The Woodlands, TX
M.D.C. Holdings, Inc.	Denver, CO
M/I Homes, Inc.	Columbus, OH
Meritage Homes Corporation	Scottsdale, AZ
Taylor Morrison Home Corporation	Scottsdale, AZ
Tejon Ranch Co.	Lebec, CA
Terreno Realty Corporation	Bellevue, WA
The Howard Hughes Corporation	Dallas, TX
The St. Joe Company	Panama City Beach, FL
Tri Pointe Homes, Inc.	Incline Village, NV

In order to assist the Compensation Committee in its determination of executive compensation, the Company’s independent compensation consultant prepares an independent analysis of key size and performance indicators such as market capitalization and total shareholder return compared to the companies in our peer group. This analysis is provided to the Compensation Committee, so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.

Ferguson also evaluates the compensation paid to our NEOs and to our non-employee directors compared to comparable positions within our peer group and delivers this analysis to the Compensation Committee. This analysis compares base salary, total annual cash compensation, long-term equity incentive awards and total compensation to compensation components of companies in our peer group and provides general guidance for future compensation levels. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.

The Compensation Committee does not target a specific market position relative to our peer group for the compensation elements of executive officers but seeks to pay competitively and takes into consideration the relative positioning compared to our peer group in making compensation decisions. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the Compensation Committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.

Pay Mix
The majority of our executive officer pay is typically performance-based, with the largest elements of 2022 compensation based on annual incentive plan performance objectives and three-year performance-based equity incentives, other than for our CEO who was hired in February 2022 and did not receive a performance-based equity grant in 2022. The following snapshot details the 2022 CEO pay mix, average current NEO (excluding the CEO) pay mix, and average pay mix for all current NEOs together.

Pay Elements	CEO Pay Mix	Other NEOs Pay Mix	Average All NEOs	Description
Short-Term	**Base Salary**	20%	17%	18%	Fixed cash income to compensate executives for their qualifications and the value of their performance in a competitive market. This also includes all other compensation such as 401(k) match and other benefits.
Short-Term	**Performance-Based Annual Incentive**	53%	33%	39%	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives. The total amount paid is based on the achievement of annual corporate performance goals and individual performance.
Long-Term	**Time-Based Restricted Shares**	27%	0%	7%	Annual time-based equity incentive awards designed to retain executives and further align the interests of our executives with those of our shareholders by facilitating significant ownership of stock by the officers. The number of restricted shares awarded is primarily based on the officer’s position and level of responsibility. Only our CEO received restricted shares in 2022.
Long-Term	**Performance-Based Restricted Shares**	0%	50%	36%	Annual equity incentive program designed to motivate our executives to achieve long-term shareholder returns. The Total amount paid is based on the achievement of shareholder return over a three-year period.

27%
Time-Based Equity Awards
20%
Base Salary
CEO
53%
Target Annual Cash Incentive
80%
Performance-Based and/or at Risk

17%
Base Salary
50%
Performance-Based Equity (Target)
Other NEOs
33%
Target Annual Cash Incentive
83%
Performance-Based and/or at Risk

7%
Time-Based Equity
18%
Base Salary
36%
Performance-Based Equity (Target)
Avg.
All NEOs
39%
Target Annual Cash Incentive
82%
Performance-Based and/or at Risk

Our former President and COO, Lynn Jochim, and our former CFO, Erik Higgins, are not included either in the tables above or in certain other sections of this Compensation Discussion and Analysis relating to incentive and equity compensation, as their 2022 compensation was comprised only of a pro rata portion of their base salary prior to their resignations in the first quarter of 2022, plus post-employment advisory agreement fees paid to Ms. Jochim pursuant to her advisory agreement.
2022 Compensation Program Changes
For 2020 and 2021, the compensation program for NEOs consisted of salary, cash bonuses, and periodic grants of equity. Due in part to the impact of the COVID-19 pandemic, the Compensation Committee did not incorporate quantifiable bonus metrics for these years and largely evaluated performance in a subjective manner. During 2022, we made certain changes to our compensation program for NEOs, including the following:
•Equity grants to our NEOs (other than our CEO) were comprised solely of performance-based restricted share unit awards; and
•We paid performance-based annual cash incentives rather than paying discretionary bonuses to NEOs as we had done since the onset of the COVID-19 pandemic.

2023 Compensation Program
We made additional changes to our 2023 compensation program for NEOs. Highlights of the 2023 program include the following elements:
•Base salaries remain unchanged other than a 9% increase in base salary for Leo Kij, our Interim Chief Financial Officer;
•Equity awards to all NEOs will be comprised of a mix of performance-based (70%) and time-based (30%) awards;
•NEO performance-based equity awards will be split between share price target awards (~60%) and strategic milestone (~40%) awards;
•Time-based awards will vest over three years and there will be a three-year measurement period for performance-based awards;
•Annual incentive compensation for NEOs (other than the CEO) will be based on achievement of a combination of objective corporate financial and operational metrics (70%) and subjective individual and business unit-specific goals (30%);
•CEO annual incentive compensation will be based solely on achievement of objective corporate financial and operational metrics; and
•All incentive compensation and equity awards will be linearly prorated between achievement levels but will be subject to caps on maximum vesting and payout.

2022 EXECUTIVE COMPENSATION

PRIMARY ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. The primary elements of our executive compensation program are base salary, annual cash incentive compensation, and long-term equity incentive compensation. These elements were selected by the Compensation Committee because each element is important in meeting one or more of our executive compensation principles, including the three core principles discussed above.

Our fiscal 2022 long-term incentive equity awards program generally consisted of time-based restricted common shares for our CEO and performance-based restricted share units for our other NEOs. We feel this compensation package is appropriately tied to our Company’s performance while also rewarding both short-term and long-term performance in a manner that encourages retention of our NEOs. With these objectives in mind, we attempt to set realistic but challenging goals in our annual incentive and performance-based long-term incentive programs.

We evaluate the various components of compensation annually and do not set fixed percentages for each element of compensation. The total composition of compensation elements may change over time as the competitive market evolves, or other market conditions which affect us change. We do not have, and do not anticipate establishing, any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. Part of our compensation determination process includes assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.

Base Salary
Base salary is the fixed portion of the total compensation package for our executive officers, including our NEOs. The base salary for each NEO is determined by the Compensation Committee pursuant to the process discussed above. The base salary paid to our executive officers is generally intended to compensate executives for their qualifications and the value of their performance in a competitive market.

The Compensation Committee does not target a specific market position relative to the peer group for base salary, but it seeks to pay competitively in comparison to the Company’s peer group. In reaching decisions with respect to base salary, the Compensation Committee considers various factors, including peer group data for each NEO’s position, the need to retain the executive, and an assessment of the executive officer’s contributions to the Company’s performance.

The Compensation Committee reviews each executive’s salary and performance every year to determine whether his or her base salary should be adjusted.

2022 Base Salaries
Based on the Compensation Committee’s review and consideration of the materials provided by Ferguson and the competitive positioning of our executives’ salaries compared to our peer group, no salary increases were made for fiscal year 2022, and the Compensation Committee approved the salary levels set forth below for our NEOs.

Officer	2022 Salary ($)	2021 Salary ($)	Increase (%)
Daniel Hedigan	600,000	n/a	n/a
Michael Alvarado	550,000	550,000	0%
Greg McWilliams	500,000	500,000	0%
Leo Kij	275,000	275,000	0%
Lynn Jochim	500,000	500,000	0%
Erik Higgins	500,000	500,000	0%

Annual Incentive Awards
The annual incentive awards available to our executive officers are intended to reward executives for the achievement of annual goals related to key business drivers, and to communicate to executives the key business goals of the Company from year to year. In general, the Compensation Committee makes annual incentive awards for our executive officers based on company and individual performance. The Compensation Committee retains discretion to adjust individual performance goals and to reward executive officers for individual achievement not reflected in the performance measures.

2022 Annual Incentive Awards
For 2022, the Compensation Committee established annual incentive awards based upon the achievement of corporate performance goals and individual performance goals. The corporate performance goals were based on the following measures:

Metric	Description
Reduction in modified SG&A expense
•Year-over-year reduction in the Company's SG&A expenses, excluding any allocation for capitalized labor or management services.
•Critical factor in right-sizing Company operations and enables investors to analyze how effectively management operates the business.

Valencia homesite sale revenues
•The contract sales prices paid by homebuilders for the sale of residential land at the Valencia community.
•Entitlement, development and sale of homesites represents the Company's core business.
•Homesite sales are an indicator of market conditions and ability to execute on the business plan.

Great Park Neighborhoods homesite sale revenues
•The contract sales prices paid by homebuilders for the sale of residential land at the Great Park Neighborhoods community.
•Entitlement, development and sale of homesites represents the Company's core business.
•Homesite sales are an indicator of market conditions and ability to execute on the business plan.

Achieving certain legislative and regulatory approvals with respect to our project in San Francisco	•Regulatory approvals are critical to future development of our Candlestick and San Francisco Shipyard communities.
Achieving certain legislative and regulatory approvals with respect to our project in Valencia	•Regulatory approvals are critical to future development of our Valencia community.
Adoption of multi-year business plan
•Board approval of a multi-year business plan, including projected balance sheet, income statement and statement of cash flows.
•Maintaining an effective and consistent business plan is essential, particularly in light of the development timelines related to the Company's core revenue-generating activities.

For 2022, the Compensation Committee established the threshold, target and maximum achievement levels for the corporate performance goals. The threshold performance levels were designed to be reasonably achievable, yet uncertain under expected market and business conditions at the time of grant. Target performance levels were designed to require significant management effort to achieve, and maximum performance levels were designed to be measurably more difficult to achieve than target performance levels. The chart shows actual performance against the performance goals.

Metric	Achievement Level
Reduction in modified SG&A expense	Max
Valencia homesite sale revenues	Not Achieved
Great Park Neighborhoods homesite sale revenues	Not Achieved
Achieving certain legislative and regulatory approvals with respect to our project in San Francisco	Target
Achieving certain legislative and regulatory approvals with respect to our project in Valencia	Not Achieved
Adoption of multi-year business plan	Max

The two most impactful metrics on 2022 annual incentive compensation were the reduction in modified SG&A expense and the adoption of a multi-year business plan. Modified SG&A expense, a non-GAAP financial measure, is calculated as total SG&A expenses, excluding any allocation for capitalized labor or management services. The threshold, target and maximum achievement levels for year-over-year reduction in modified SG&A expense were 14%, 18%, and 22%, respectively, and the actual reduction was 27.2%. The target and maximum achievement levels for adoption of a multi-year business plan were adoption of a three-year plan and adoption of a five-year plan, respectively. There was no threshold level for this goal.

For 2022, the Compensation Committee also established individual performance goals for the executive officers (other than the Chief Executive Officer) based on recommendations from the Chief Executive Officer. The Compensation Committee evaluates the individual performance for the Chief Executive Officer and the NEOs in making its determination of annual incentive payouts.

Highlights of the individual performance goals achieved for each NEO who was eligible to receive a 2022 annual incentive include:

Michael Alvarado
•Worked closely with our new CEO during initial transition period and throughout the year to assist with implementation of new reporting structures and operating processes.
•Advised on numerous key operational and strategic matters across all projects, including (among other things) the consummation of critical commercial land sale at Great Park Neighborhoods.
•Successfully negotiated settlements of litigation matters.
•Reduced corporate legal, risk, and HR expenses to approximately 20% under budget.

Greg McWilliams
•Led efforts related to California Air Resources Board scoping regulation matters.
•Supported Los Angeles County adoption of safety plan, including wildfire-related provisions.
•Garnered support for important local regulatory matters.

Leo Kij
•Accelerated the timing of quarter-end closing procedures, earnings calls and quarterly reports.
•Extended the Five Point Gateway venture's mortgage loan to September 2023.
•Created enhanced variance reporting to enhance transparency of results versus plan.
•Implemented budgeting and forecasting processes to ensure accuracy of projections used for business planning purposes.

The relative weight of each of the individual performance goals for the NEOs varied, however, no single individual goal was material to the committee’s decisions. Rather, the Compensation Committee considered the executive’s performance against the overall individual goals and the Chief Executive Officer’s assessment of each executive’s overall performance.

For each NEO, the Compensation Committee also determined the relative weighting of corporate versus individual performance goals. For 2022, the weighting for each NEO’s annual incentive award was as follows:

Officer	Corporate Performance Goals	Individual Performance Goals
Daniel Hedigan*	100%	0%
Michael Alvarado	70%	30%
Greg McWilliams	70%	30%
Leo Kij	70%	30%
* Mr. Hedigan's annual incentive compensation was guaranteed for 2022 at the "target" level in connection with his hiring in February 2022.

Based on competitive market practices for annual incentives and our compensation strategy, the Compensation Committee set a target award opportunity for each of our executive officers. The target represents the amount of incentive compensation the executive officer would recognize when corporate and individual performance meets expected results, or is on “target.” The table below reflects the payout as a percentage of the target incentive compensation for each executive officer for 2022. Maximum performance is capped at 150% of the target compensation amount. To simplify the presentation, certain intermediate payouts are not shown; however, certain portions of incentive compensation payments are determined by linear interpolation when performance occurs between the payout levels described below. If the executive officer’s performance is below threshold in all applicable corporate and individual performance measures, no annual incentive compensation would be payable.

Officer	Threshold 50%	Target 100%	Max 150%
Daniel Hedigan*	$800,000	$1,600,000	$2,400,000
Michael Alvarado	$600,000	$1,200,000	$1,800,000
Greg McWilliams	$500,000	$1,000,000	$1,500,000
Leo Kij	$200,000	$400,000	$600,000
* Mr. Hedigan's annual incentive compensation was guaranteed for 2022 at the "target" level in connection with his hiring in February 2022.

2022 Annual Incentive Results
Based on the Compensation Committee’s assessment of the NEOs’ achievement of the corporate and individual performance goals, and using linear interpolation, the following payouts were approved by the Compensation Committee to the NEOs:

Officer	2022 Incentive Target ($)	2022 Incentive Payout (% of Target)	2022 Incentive Payout ($0)
Daniel Hedigan*	$1,600,000	100.0%	$1,600,000
Michael Alvarado	$1,200,000	141.7%	$1,700,000
Greg McWilliams	$1,000,000	102.5%	$1,025,000
Leo Kij	$400,000	138.0%	$552,000
* Mr. Hedigan's annual incentive compensation was guaranteed for 2022 at the "target" level in connection with his hiring in February 2022.

Long-Term Incentive and Equity Awards
The Compensation Committee designed the Company’s long-term incentive program and grant of equity awards to align the interests of our executive officers with the interests of our shareholders and to reward the executive officers for the achievement of long-term goals. Our long-term incentive and equity award program are critical to the attraction and retention of key executive talent and therefore represents a significant portion of the executive officers’ total direct compensation. The Equity Plan serves as the governing document for long-term incentive and equity awards for our executive officers.

The Compensation Committee does not target a specific market position relative to the peer group for long-term and equity incentive awards but seeks to pay competitively and in line with the Company’s peer group. The Compensation Committee considers the relative positioning of the Company compared to the peer group in establishing the range of possible payouts under the Equity Plan. In making its determination on what type of awards to grant, the Compensation Committee considers the following:
•Peer group compensation, including the components of compensation and the total direct compensation paid to executives of peer group companies;
•General trends in long-term incentive and equity grants; and
•The effect of having the NEOs receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our shareholders.

2022 Long-Term Incentive and Equity Awards Program Design
The 2022 long-term incentive and equity program comprised a combination of time-based restricted common shares and performance-based restricted share units. The allocation between each type of equity award was determined by the Compensation Committee based on input from Ferguson and our Chief Executive Officer (other than with respect to his own award).
Based on competitive market practices for long-term incentive and equity awards, and our compensation strategy, the Compensation Committee approved equity awards for each executive officer for the fiscal year 2022 based on the values set forth in the tables below. Other than our Chief Executive Officer, whose 2022 equity awards were solely time-based in connection with his commencement of employment, 100% of the equity-based compensation granted to our NEOs during 2022 was performance-based. Fiscal year 2022 grants were made on February 9, 2022 for our Chief Executive Officer in connection with his commencement of employment and on September 14, 2022 for our other NEOs in connection with our annual award cycle. The number of shares awarded was determined based on the closing price of the Company’s Class A common shares on the respective grant dates. Information regarding the equity awards made to the NEOs is set forth in the Grants of Plan-Based Awards in 2022 table of this proxy statement.

Officer	2022 Time-Based Restricted Shares ($)	2022 Performance-Based Restricted Share Units Target Grant ($)	Total Target Grant ($)
Daniel Hedigan*	$800,000	--	$800,000
Michael Alvarado	--	$1,750,000	$1,750,000
Greg McWilliams	--	$1,500,000	$1,500,000
Leo Kij	--	$600,000	$600,000
* Mr. Hedigan received a time-based award at the time of his hire and was not eligible for an additional performance-based award in 2022. For 2023, he and the other NEOs will receive a combination of time and performance-based awards.

Time-Based Restricted Common Shares
The Compensation Committee chose to award restricted common shares to our CEO because they provide meaningful retentive values and are cost efficient. The time-based restricted common shares granted in February 2022 vest over two years on the first and second anniversary of the grant date, so long as our CEO remains employed by the Company.

Performance-Based Restricted Share Units
Performance-based restricted share units ("PSUs") were granted to each NEO other than our CEO. The Compensation Committee chose to grant PSUs in order to motivate executives to achieve long-term strategic goals and to create long-term shareholder value as measured by increases in our share price.

The PSUs vest after a three-year performance period, if at all, and are payable in our Class A common shares based on the number of PSUs that actually vest. The extent to which the awards will vest is contingent upon the satisfaction of performance objectives established when granted. Performance goals for these awards were established by the Compensation Committee and predicated solely on price targets for our Class A Common Shares. The threshold share price level is $7.50 per share and the target share price level is $10.50 per share. There is no maximum achievement level beyond target. Threshold level achievement will result in vesting of 33% of the PSUs and target level achievement (and above) will result in vesting of 100% of the PSUs. Linear interpolation will apply to achievement between the threshold and target levels. Actual performance will be measured using the average closing price of our Class A Common Shares over the 20 trading days prior to September 14, 2025.

Risk Assessment
The Compensation Committee discusses and analyzes risks associated with the Company’s compensation policies and practices for executive officers and employees generally. The Compensation Committee believes that the Company’s compensation program and policies do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Several features of the Company’s compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:

•The three executive compensation principles and compensation program elements are designed to align compensation goals with the interests of our shareholders;
•Compensation typically consists of a mix of fixed and performance-based compensation, with the performance-based compensation structured to reward both short- and long-term corporate performance;
•The payout amounts under the short-term and long-term incentives are capped;
•A significant portion of our NEOs’ total compensation is in the form of equity-based incentive awards that vest over multiple years; and
•The Compensation Committee exercises discretion in making compensation decisions and may reduce compensation payable to our executives.

OTHER ELEMENTS OF COMPENSATION
In addition to the primary elements of total direct compensation described above, the NEOs are eligible to participate in employee benefits and group insurance programs generally available to employees, as well as additional programs and benefits described below. Further detail regarding the compensation related to these programs and benefits is provided in the Summary Compensation Table included in this proxy statement.

401(k) Plan
The Company maintains a 401(k) plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for all eligible employees. The 401(k) plan allows all eligible employees to contribute up to 100% of their base salary and bonus, up to limits imposed by the Code. The Company adds a cash match to its 401(k) plan for all participants, including those executive officers who participate in the 401(k) plan. The Company matches 50% of the first 6% of compensation deferred as contributions. Employer contributions, if any, vest over a period of five years.

Dividends
Our NEOs are eligible to receive dividends on unvested restricted share awards and to accumulate dividend equivalents that are paid in cash upon vesting of PSUs. No dividends were paid by the Company in 2022.

ADDITIONAL COMPENSATION PLAN FEATURES AND POLICIES

Post Employment Compensation
Severance and change of control benefits are provided to Messrs. Hedigan, Alvarado and McWilliams pursuant to the terms of our Senior Management Severance and Change in Control Plan. These benefits are discussed at greater length in the section “Potential Payments Upon a Change in Control and/or Termination” of this proxy statement.

Policy on Hedging of Company Shares
The Company recognizes that hedging against losses in Company shares is not appropriate or acceptable trading activity for the Company's directors and executive officers. The Company's corporate governance guidelines prohibit our directors and executive officers from engaging in various hedging activities. The guidelines prohibit any form of hedging or monetization transaction (such as zero-cost collars or forward sale contracts) involving Company common shares.

Clawback Policy
While our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act, we have not yet adopted a compensation recovery policy as required under the Dodd-Frank Act. We are reviewing the final clawback rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Act and the NYSE’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. We will implement a clawback policy in accordance with the new listing standard when the new listing standard becomes final.

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Share-Based Compensation
Under ASC Topic 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires us to recognize the compensation cost of share-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2022, and in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors

Michael Winer, Chair
Evan Carruthers
Michael Rossi

EXECUTIVE COMPENSATION TABLES
The table below sets forth the annual compensation earned by each of our NEOs for the fiscal years ended December 31, 2020, 2021 and 2022.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Equity Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Daniel Hedigan,	2022	$526,154	$—	$800,000	$1,600,000	$—	$6,329	$2,932,483
Chief Executive Officer
Michael Alvarado,	2022	550,000	—	604,166	1,700,000	—	25,951	2,880,117
Chief Legal Officer	2021	550,000	1,200,000	1,907,141	—	—	23,344	3,680,485
	2020	550,000	2,000,000	—	—	—	22,342	2,572,342
Greg McWilliams,	2022	500,000	—	517,856	1,025,000	—	11,640	2,054,496
Chief Policy Officer	2021	500,000	1,200,000	1,907,141	—	—	10,344	3,617,485
Leo Kij	2022	275,000	—	207,142	552,000	—	12,528	1,046,670
Interim Chief Financial Officer
Lynn Jochim,	2022	80,769	—	—	—	—	982,078	1,062,847
Former President and Chief Operating Officer	2021	500,000	2,000,000	1,907,141	—	—	10,344	4,417,485
	2020	500,000	2,000,000	—	—	—	9,342	2,509,342
Erik Higgins	2022	134,615	—	—	—	—	105,757	240,372
Former Chief Financial Officer	2020	500,000	2,000,000	—	—	66,610	9,342	2,575,952

(1)    The amounts reported in the "Equity Awards" column represent the aggregate grant date fair value of equity awards in the form of restricted shares and performance-based restricted share units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation ("ASC Topic 718"). The grant-date fair value of the performance-based restricted share unit awards was estimated using a Monte Carlo valuation model. The Monte Carlo model is based on random projections of share price paths and must be repeated numerous times to achieve a probabilistic assessment. The model incorporates assumptions related to the expected volatility of our share price and risk free interest rates. Expected volatility was 54.54% and was calculated based on the historical volatility of the Company's common stock using daily share price returns over a three-year lookback period from the date of grant. The risk-free interest rate was 3.72% and was based on U.S. Treasury yield curve rates with maturities consistent with the three-year vesting period. The valuation assumptions are further described in Note 16, "Share-Based Compensation," in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. Equity award amounts for 2022 were comprised of restricted shares granted in February 2022 and performance-based restricted share units granted in 2022. Equity award amounts for 2021 are comprised of restricted shares granted in September 2021. No equity awards were granted as part of 2020 compensation.
(2)    In 2022 the present value of the pension obligation related to Mr. Higgins decreased by $86,821.
(3)    Includes 401(k) matching contributions, life insurance premiums, and an auto allowance to the extent such allowance exceeded $10,000. For Ms. Jochim, also includes $96,154 in accrued paid time off paid to her during 2022 when her employment with the Company ended and $875,000 in consulting fees paid to her during 2022 pursuant to her advisory agreement with us. For Mr. Higgins, also includes $96,154 in accrued paid time off paid to him during 2022 when his employment with the Company ended.

The following table sets forth summary information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2022.
Grants of Plan-Based Awards for 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Daniel Hedigan
Restricted Share Awards	2/9/2022	$—	$—	$—	—	—	—	135,593	$800,000
Annual Incentive Plan	2/9/2022	800,000	1,600,000	2,400,000	—	—	—	—	—
Mike Alvarado
Performance Restricted Share Unit Awards	9/14/2022	—	—	—	173,437	520,833	—	—	604,166
Annual Incentive Plan	9/13/2022	600,000	1,200,000	1,800,000	—	—	—	—	—
Greg McWilliams
Performance Restricted Share Unit Awards	9/14/2022	—	—	—	148,661	446,428	—	—	517,856
Annual Incentive Plan	9/13/2022	500,000	1,000,000	1,500,000	—	—	—	—	—
Leo Kij
Performance Restricted Share Unit Awards	9/14/2022	—	—	—	59,464	178,571	—	—	207,142
Annual Incentive Plan	9/13/2022	200,000	400,000	600,000	—	—	—	—	—
(1)    The target level for the performance-based restricted share units granted in 2022 represents the maximum amount that may be obtained.

Outstanding Equity Awards at 2022 Fiscal Year End
The following table sets forth equity awards held by the NEOs as of December 31, 2022. Mr. Higgins did not hold any outstanding equity awards as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units that Have Not Vested	Market Value of Shares or Units that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1)
Daniel Hedigan	135,593(2)	$315,932	—	$—
Michael Alvarado	189,633(3)	441,845	—	—
	—	—	520,833(4)	1,213,541
Greg McWilliams	189,633(3)	441,845	—	—
	—	—	446,428(4)	1,040,177
Leo Kij	—	—	—	—
	—	—	178,571(4)	416,070
Lynn Jochim	189,633(3)	441,845	—	—

(1)    Based on the $2.33 per share closing price of our Class A common shares on December 30, 2022, the last trading day of 2022.
(2)    Reflects time-based vesting restricted share awards that vest as follows: 67,796 shares vested on February 9, 2023 and 67,797 shares will vest on February 9, 2024.
(3)    Reflects time-based vesting restricted share awards that vest as follows: 110,268 shares vested on January 15, 2023 and 79,365 shares will vest on January 15, 2024.
(4)    Reflects performance-based vesting restricted share unit awards granted to the Named Executive Officers in September 2022 based on target performance. The performance-based vesting awards will vest after three years, subject to the achievement of share price-based performance conditions. In the event of a change in control, the performance-based restricted share unit awards will vest at the greater of target or actual performance if not assumed or substituted and, if assumed or substituted, will convert into purely time-based awards at the target level of performance. Threshold and target performance levels were established for the restricted share unit awards, which correlate to vesting of 33% and 100% of the target restricted share units.

Shares Vested in 2022
The following table contains information about the vesting of awards of restricted common shares held by the NEOs in 2022. The “Value Realized on Vesting” represents the closing price of our Class A common shares on the applicable vesting date multiplied by the number of shares subject to awards that vested on such date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel Hedigan	—	$—
Michael Alvarado	143,163	937,718
Greg McWilliams	143,163	937,718
Leo Kij	10,966	71,827
Lynn Jochim	143,163	937,718
Erik Higgins	143,163	937,718

Pension Benefits at December 31, 2022
Our predecessor entity maintained a defined benefit pension plan (the "Pension Plan"), which was amended in 2004 (the "Freeze Date") to cease future benefit accruals for services provided by participants of the plan and to close the Pension Plan to new participants. As a qualified plan, it was subject to maximum pay and benefit limits of the Internal Revenue Code. Mr. Higgins is the only NEO participant in the plan. To date, no pension payments have been made to Mr. Higgins. The following table shows the actuarial present value of Mr. Higgins' accumulated benefits under the Pension Plan, calculated as of December 31, 2022:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Erik Higgins	The Newhall Land and Farming Company Retirement Plan	11.8	$331,150	$—
(1)    The number of years of credited service reported in this column reflects the number of years of Mr. Higgins’s service as of the Freeze Date. The number of Mr. Higgins’s actual years of service with the Company is higher than reported in this column, as he received no credit for years of service for purposes of the Pension Plan following the Freeze Date.
(2)    These amounts were calculated as of December 31, 2022, using assumptions consistent with those described in Note 17, "Employee Benefit Plans" in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022. The Pri-2012 Private Plans, Amounts-Weighted, Retirees Mortality generationally projected using MP-2021 mortality tables are used for the Pension Plan. For 2022, the discount rate was 5.00%. The present value of accumulated benefits under the Pension Plan was calculated based on single life annuities payable at the earliest unreduced retirement age (age 65). This information assumes Mr. Higgins will not terminate, become disabled, die or retire prior to his assumed retirement age. All results shown are estimates only, actual benefits will be based on data, compensation and service at time of retirement.

The Pension Plan is a tax qualified retirement plan that provides retirement benefits to eligible participants who terminate employment or retire after meeting certain eligibility requirements. The Pension Plan benefits are based on a participant's number of years of credited service as of the Freeze Date, and such participant's final average credited compensation, which is determined as the average for any five calendar years worked in the last ten years of participation in the Pension Plan, which results in the highest average compensation. If not employed for five of the last ten years, the average will be based on the actual number of years employed. For purposes of the Pension Plan, a participant's compensation is defined as total compensation from the Company for the plan year which includes compensation reportable for federal income tax purposes, as well as any tax qualified salary reductions or deferrals.
Potential Payments upon Termination or Change in Control
The Five Point Holdings, LLC Senior Management Severance and Change in Control Plan (the "Severance Plan") provides severance benefits upon a qualifying termination of employment (a termination by the Company without "Cause," a termination by reason of death, "Disability" or "Retirement" or, in some circumstances, a termination by the participant for "Good Reason," as all such terms are defined in the Severance Plan).
Upon termination by the Company without Cause more than two years after and not less than six months before the consummation of a transaction that constitutes a "Change in Control" within the meaning of the Severance Plan, a participant is entitled to the following benefits, subject to execution of a release of claims against the Company:
•a lump sum cash payment equal to 1-½ times (2 times in the case of the CEO) the sum of the participant’s base salary and the average of the annual bonus payable in respect of the three calendar years (or, if less, for all calendar years of employment) preceding the date of termination;
•a lump sum cash payment equal to the participant's pro-rata annual bonus at target for the year of termination; and
•continued health, dental and vision benefits at the cost provided to active employees for one year (two years in the case of the CEO).
If such a qualifying termination occurs (or a termination by the participant for Good Reason occurs) within two years following a Change in Control (or within six months preceding a Change in Control where the termination occurs at the request of or by reason of circumstances requested by a potential acquirer), the severance multiple described in the first bullet above would be three for the CEO and two for all other participants.
Upon a termination by reason of death, disability or retirement (subject, in the case of retirement, to execution of a release of claims against the Company), a participant is entitled receive a lump sum cash payment equal to the participant's pro-rata annual bonus at target for the year of termination.

The Severance Plan provides that if a participant receives any amount, whether under the Severance Plan or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that the participant would receive following imposition of the excise tax and all income and related taxes.
The following table estimates the payments required to be made to each NEO in connection with (i) a termination of employment upon specified events or (ii) a change in control, assuming in each case a $2.33 per share price for the Company’s common shares, which represents the closing market price on December 30, 2022, the final trading day of 2022. The amounts shown also assume that the termination or change in control was effective December 31, 2022, and thus reflect (i) the amounts payable under the Severance Plan to Messrs. Hedigan, Alvarado and McWilliams, (ii) the value associated with accelerated vesting of unvested awards held by the NEOs, and (iii) the amounts payable to Ms. Jochim pursuant to the terms of her advisory agreement, which is described below the table. The amounts shown do not reflect, however, any changes to NEO compensation that became effective in 2023 or equity that either was granted or vested following December 31, 2022. The actual amounts paid can only be determined at the time of the termination of the NEO’s employment or a change in control. The terms “Cause,” “Good Reason,” “Change in Control,” “Disability” and "Retirement" have the meanings set forth in the Severance Plan, the Five Point Holdings Amended and Restated 2016 Incentive Award Plan and related award agreements, and Ms. Jochim's advisory agreement, as applicable.
Potential Payments upon Termination or Change in Control

Name and Event	Cash Severance ($)	Annual Cash Incentive Severance ($)	Benefit Continuation ($) (1)	Acceleration of Equity Awards ($) (2)	Total ($)
Daniel Hedigan
Termination without Cause	$4,400,000	$1,600,000	$45,087	$315,932	$6,361,019
Termination without Cause or for Good Reason with a Change in Control	6,600,000	1,600,000	45,087	315,932	8,561,019
Termination due to Death or Disability	—	1,600,000	—	315,932	1,915,932
Michael Alvarado
Termination without Cause	3,275,000	1,200,000	29,200	1,655,386	6,159,586
Termination without Cause or for Good Reason with a Change in Control	4,366,667	1,200,000	29,200	1,655,386	7,251,253
Termination due to Death or Disability	—	1,200,000	—	1,655,386	2,855,386
Greg McWilliams
Termination without Cause	2,362,500	1,000,000	22,544	1,482,022	4,867,066
Termination without Cause or for Good Reason with a Change in Control	3,150,000	1,000,000	22,544	1,482,022	5,654,566
Termination due to Death or Disability	—	1,000,000		1,482,022	2,482,022
Retirement	—	1,000,000		—	1,000,000
Leo Kij
Termination without Cause	—	—	—	416,070	416,070
Termination without Cause or for Good Reason with a Change in Control	—	—	—	416,070	416,070
Termination due to Death or Disability	—	—	—	416,070	416,070
Lynn Jochim
Change in Control	2,125,000	—	—	441,845	2,566,845
Termination without Cause or for Good Reason	2,125,000	—	—	441,845	2,566,845
Termination due to Death or Disability	—	—	—	441,845	441,845
(1)    Represents the current cost of Company health and welfare plans times the applicable multiplier.
(2)    Awards were valued based on the $2.33 per share closing price of our Class A common shares on December 31, 2022. Performance awards were assumed to vest at "target" levels.

Lynn Jochim Employment Transition Agreement and Advisory Agreement
In February 2022, we entered into an employment transition agreement with Lynn Jochim, our former President and Chief Operating Officer. Pursuant to the agreement, Ms. Jochim agreed to continue in her then current positions, at her then current compensation levels, until February 14, 2022, and we also agreed to pay her a bonus for 2021 service equal to $2,000,000. Concurrently, we also entered into an advisory agreement with Ms. Jochim for an initial term of three years, which became effective on February 15, 2022. Pursuant to the advisory agreement, we agreed to pay Ms. Jochim a monthly retainer of $83,333 in exchange for her providing advisory services primarily related to, among other things, assessing future entitlements and business plans for the Company and its affiliates. In the event of a termination of the advisory agreement either by us (other than for cause) or by Ms. Jochim for good reason, or in the event of a change in control of the company, Ms. Jochim will receive all amounts payable under the advisory agreement for the remainder of its term, and her equity awards will accelerate. In the event of Ms. Jochim’s death or disability, the advisory agreement will terminate, she will be paid through the agreement termination date, and her equity awards will accelerate.

PAY VERSUS PERFORMANCE

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
•A list of the most important financial measures that our Compensation Committee used in 2022 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid,” or “CAP”) to Company performance;

•A table that compares the total compensation of our CEO and other NEOs as presented in the Summary Compensation Table ("SCT") in this Proxy Statement to CAP and that compares CAP to specified performance measures; and

•Graphs that describe:

◦The relationship between our total shareholder return (“TSR”) and the TSR of the S&P Homebuilders Select Industry Index (“Peer Group TSR”); and

◦The relationships between CAP and our cumulative TSR, GAAP Net Income, and our Company selected measure, Modified SG&A Expense.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis in this proxy statement for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. There are two primary differences between the calculation of CAP and SCT total compensation:

	SCT TOTAL	CAP
Pension	Year over year change in the actuarial present value of pension benefits	Current year service cost and any prior year service cost (if a plan amendment occurred during the year)
Restricted Share and Restricted Share Units Awards	Grant date fair value of awards granted during the year	Year over year change in the fair value of awards that are unvested as of the end of the year or vested or were forfeited during the year.

Metrics Used for Linking Pay and Performance. The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Each metric below is used for purposes of determining payouts under our annual incentive program. Please see the Compensation Discussion and Analysis section of this proxy statement for a further description of these metrics and how they are used in the Company’s executive compensation program.
•Year-over-Year Modified SG&A Expense
•Revenue from Sale of Homesites in Valencia
•Revenue from Sale of Homesites in Great Park Neighborhoods

Modified SG&A Expense was the most heavily-weighted financial performance metric under our 2022 Annual Incentive Plan and is an important measure that, when combined with the other measures in the Annual Incentive Plan, supports long-term shareholder value creation.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for Principal Executive Officer (PEO)(1)			Compensation Actually Paid to PEO(2)			Average SCT Total for Non-PEO Named Executive Officers (NEOs)(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (in thousands)	Year-over-Year Change in Modified SG&A (4) (%)
	Emile Haddad	Lynn Jochim	Daniel Hedigan	Emile Haddad	Lynn Jochim	Daniel Hedigan			Total Shareholder Return	Peer Group Total Shareholder Return(3)
2022	$—	$1,062,847	$2,932,483	$—	$265,924	$2,448,415	$1,555,414	$603,799	$33.53	$136.96	$(34,774)	(27)%
2021	9,166,042	4,417,485	—	8,701,796	4,155,521	—	3,648,985	3,387,021	94.10	192.00	13,310	(2)%
2020	6,009,342	—	—	5,823,048	—	—	2,552,545	2,392,150	78.56	127.81	1,094	(18)%

(1)    For 2022, PEOs were Daniel Hedigan (CEO) and Lynn Jochim (former President and COO), and other NEOs were Michael Alvarado, Greg McWilliams, Erik Higgins, and Leo Kij. For 2021, the PEOs were Emile Haddad (former President and CEO) and Lynn Jochim (former President and COO), and other NEOs were Michael Alvarado and Greg McWilliams. For 2020, the PEO was Emile Haddad (former President and CEO), and other NEOs were Michael Alvarado, Lynn Jochim and Erik Higgins. Mr. Haddad's 2021 SCT amount and Ms. Jochim's 2022 SCT amount include payments received under their respective Advisory Agreements.
(2)    The dollar amounts reported represent CAP, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to SCT total compensation to determine the CAP values:

Reconciliation of Equity Component of CAP—PEOs:

	2021	2020
First PEO (Emile Haddad) - SCT Totals	$9,166,042	$6,009,342
(Deduct):
Fair value of equity awards granted during the year from the SCT	(3,190,473)	—
Add (subtract) Equity Award Adjustments:
Fair value at year end of equity awards granted during the year	2,595,236	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(5,526)	(378,642)
Change in fair value of equity awards granted in prior years that vested during the year	136,517	192,348
Equity awards granted in prior years that were forfeited during the year	—	—
Total Equity Award Related Adjustments	2,726,227	(186,294)
CAP Totals	8,701,796	5,823,048

	2022	2021
Second PEO (Lynn Jochim) - SCT Totals	$1,062,847	$4,417,485
(Deduct):
Fair value of equity awards granted during the year from the SCT	—	(1,907,141)
Add (subtract) Equity Award Adjustments:
Fair value at year end of equity awards granted during the year	—	1,557,141
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(798,355)	(3,315)
Change in fair value of equity awards granted in prior years that vested during the year	1,432	91,351
Equity awards granted in prior years that were forfeited during the year	—	—
Total Equity Award Related Adjustments	(796,923)	1,645,177
CAP Totals	265,924	4,155,521

2022
Third PEO (Daniel Hedigan) - SCT Totals	$2,932,483
(Deduct):
Fair value of equity awards granted during the year from the SCT	(800,000)
Add (subtract) Equity Award Adjustments:
Fair value at year end of equity awards granted during the year	315,932
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—
Change in fair value of equity awards granted in prior years that vested during the year	—
Equity awards granted in prior years that were forfeited during the year	—
Total Equity Award Related Adjustments	315,932
CAP Totals	2,448,415

Reconciliation of Equity Component of CAP—NEOs:

	2022	2021	2020
Non-PEO NEOs Average SCT Totals	$1,555,414	$3,648,985	$2,552,545
(Deduct):
Change in pension value and nonqualified deferred compensation earnings from the SCT	—	—	(22,203)
Fair value of equity awards granted during the year from the SCT	(332,291)	(1,907,141)	—
Add (subtract) Equity Award Adjustments:
Fair value at year end of equity awards granted during the year	88,802	1,557,141	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(399,177)	(3,315)	(243,933)
Change in fair value of equity awards granted in prior years that vested during the year	1,101	91,351	105,741
Equity awards granted in prior years that were forfeited during the year	(310,050)	—	—
Total Equity Award Related Adjustments	(619,324)	1,645,177	(138,192)
Non-PEO NEOs Average CAP Totals	603,799	3,387,021	2,392,150
(3)    Reflects TSR indexed to $100 for the S&P Homebuilders Select Industry Index, which is an industry line peer group reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K.
(4)    Modified SG&A Expense, a non-GAAP financial measure, is calculated as total SG&A expenses excluding any allocation for capitalized labor or management services.

Relationship Between Pay and Performance
The following charts show graphically the relationships over the past years of the CAP Amounts for our PEOs and NEOs as compared to our cumulative TSR and Peer Group TSR, Net Income (Loss), and Modified SG&A Change:

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid ($M)
Value of Fixed $100 Investment
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$250
$200
$150
$100
$50
$0
$5.8
$8.7
$192
$128
$4.2
$3.4
$137
$79
$2.4
$94
$2.4
$34
$0.3
$0.6
2020
2021
2022
Haddad CAP
Jochim CAP
Hedigan CAP
Non-PEO NEO Average CAP
FPH TSR
PG TSR

Compensation Actually Paid versus Net Income (Loss)
Compensation Actually Paid ($M)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Net Income (Loss) ($M)
$20.0
$10.0
$0.0
-$10.0
-$20.0
-$30.0
-$40.0
$1.1
$5.8
$2.4
$8.7
$13.3
$4.2
$3.4
$0.3
$2.4
($34.8)
$0.6
2020
2021
2022
Haddad CAP
Jochim CAP
Hedigan CAP
Non-PEO NEO Average CAP
Net Income (Loss)

Compensation Actually Paid versus Modified SGA % Change
Compensation Actually Paid ($M)
Modified SGA % Change
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-30.0%
-25.0%
-20.0%
-15.0%
-10.0%
-5.0%
0.0%
2020
2021
2022
$5.8
$2.4
-18.1%
$8.7
$4.2
$3.4
-2.1%
$0.3
$2.4
$0.6
-27.2%
Haddad CAP
Jochim CAP
Hedigan CAP
Non-PEO NEO Average CAP
Modified SGA % Change

COMPENSATION OF DIRECTORS
Director Compensation
For 2022, compensation for our non-employee directors generally consisted of the following, which is quantified in the table below:
•annual cash compensation of $120,000, prorated for any partial year and payable quarterly in arrears, provided that all directors may elect to receive some or all of such compensation in restricted shares vesting in four installments at the end of each calendar quarter;
•annual grant of $80,000 worth of restricted shares vesting in four installments at the end of each calendar quarter;
•additional annual cash compensation of $25,000 for any lead independent director, prorated for any partial year and payable quarterly in arrears;
•additional annual cash compensation for service on a committee, in each case, prorated for any partial year and payable quarterly in arrears, as follows:
•Audit Committee: $25,000, plus $5,000 for the Chairperson;
•Compensation Committee: $15,000, plus $5,000 for the Chairperson;
•Nominating and Corporate Governance Committee: $10,000, plus $5,000 for the Chairperson; and
•Conflicts Committee: $10,000, plus $5,000 for the Chairperson.

Castlelake and Lennar prohibit the directors that are employed by them (Mr. Carruthers and Mr. Miller, respectively) from retaining compensation paid to them for their service as directors. Accordingly, they have each instructed us to remit their fees directly to Castlelake and Lennar, respectively, and in lieu of the restricted share grants made to other directors, those fees are increased by the $80,000 value of such shares.
2022 Director Compensation

Name	Fees Earned or Paid in Cash	Equity Awards (1)	All Other Compensation (2)	Total
Kathleen Brown	$160,000	$80,000	$—	$240,000
William Browning	160,000	80,000	—	240,000
Evan Carruthers	215,000	—	—	215,000
Jonathan Foster	140,000	80,000	—	220,000
Emile Haddad	—	—	5,000,000	5,000,000
Gary Hunt	120,000	80,000	—	200,000
Stuart A. Miller	200,000	—	—	200,000
Michael Rossi	175,000	80,000	—	255,000
Michael Winer	175,000	80,000	—	255,000

(1)    Represents restricted shares that were granted in March 2022. The amounts reported in the "Equity Awards" column represent the aggregate grant date fair value of equity awards in the form of restricted shares (time-based vesting) computed in accordance with ASC Topic 718. The valuation assumptions are further described in Note 16, "Share-Based Compensation," in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022.
(2)    Represents consulting fees paid to Mr. Haddad during 2022 pursuant to his advisory agreement with us, which is described more fully below. Pursuant to the terms of his advisory agreement, Mr. Haddad did not receive any additional fees or equity awards related to his service on our Board.
Emile Haddad Advisory Agreement
In August 2021, we entered into an advisory agreement with Mr. Haddad for an initial term of three years, which became effective on October 1, 2021. Pursuant to the advisory agreement, we agreed to pay Mr. Haddad a monthly retainer of $416,666 in exchange for him providing advisory services primarily related to, among other things, enhancing our communities, maintaining critical relationships at the state and local level, and focusing on new ventures and initiatives we may consider pursuing. We paid a total of $5,000,000 in 2022 related to these services. In the event of an involuntary termination of the advisory agreement by the Company other than for cause or by Mr. Haddad for good reason, Mr. Haddad’s death or disability, or a change in control of the Company, Mr. Haddad will remain eligible to receive the remaining payments under the advisory agreement for its then-current term (or, in the case of death or disability, for a period of 12 months (but in no event beyond the then-current term)), and his equity awards will accelerate (or remain eligible to vest, in the case of his performance-based equity awards).
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Michael Rossi, Evan Carruthers and Michael Winer, who is its chair. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board has selected Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accountants for the year ending December 31, 2023 and has further directed that management submit the selection of the independent registered public accountants for ratification by the shareholders at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
At least annually, the Audit Committee reviews the Company's independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Deloitte & Touche has been the Company's independent registered accounting firm since 2009. When conducting its latest review of Deloitte & Touche, the Audit Committee actively engaged with Deloitte & Touche's engagement partner and senior leadership, where appropriate, and considered among other factors: the professional qualifications of Deloitte & Touche and that of the lead audit partner and other key engagement partners, Deloitte & Touche's historical and recent performance on the Company's audits, Deloitte & Touche's fees, Deloitte & Touche's independence and independence policies, and Deloitte & Touche's tenure as the Company's independent registered public accounting firm and its related depth of understanding of the Company's business, industry, and accounting policies and practices (including its process to rotate the lead audit partner in accordance with PCAOB standards). As a result of this evaluation, the Audit Committee and Board approved the appointment Deloitte & Touche, subject to shareholder ratification.
Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accountants is not required by law. However, our Board has decided that it is desirable to submit the selection of Deloitte & Touche to the shareholders for ratification. If the shareholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our shareholders’ best interests.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2023.

UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

AUDIT MATTERS
The following table represents aggregate fees billed to us for the years ended December 31, 2022 and 2021 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates.

(In thousands)	2022	2021
Audit fees	$2,073	$2,123
Audit-related fees	316	350
Tax fees	452	497
All other fees	2	2
Total fees	$2,843	$2,972

In both 2022 and 2021, services for audit fees include fees associated with (i) the audit of our annual financial statements and the audit of our internal control over financial reporting (Form 10-K) and (ii) reviews of our quarterly financial statements (Form 10-Q). Audit-related fees include fees associated with (i) assistance in understanding financial accounting and reporting standards and (ii) audits of unconsolidated joint ventures that were paid for by the joint ventures. Tax fees include services for (i) tax planning, tax compliance and tax return preparation and (ii) fees for similar services incurred by unconsolidated joint ventures that were paid for by the joint ventures. All other fees include license fees for use of a technical accounting research tool.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
The Audit Committee has established policies and procedures requiring that it pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company. Under the policy, the Audit Committee pre-approves all services obtained from our independent auditor by category of service, including a review of specific services to be performed and the potential impact of such services on auditor independence. To facilitate the process, the policy delegates authority to one or more of the Audit Committee’s members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Deloitte & Touche LLP during fiscal years 2022 and 2021.

Audit Committee Report
Our Audit Committee issued the following report for inclusion in this proxy statement for the Annual Meeting.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Company’s Board. The Company’s management has the primary responsibility for the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with Company management the audited consolidated financial statements and the related schedule in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the course of 2022, the Company's management performed testing and evaluation of the Company's internal controls over financial reporting per the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee provided oversight and advice to Company management during the process. The Audit Committee received updates on the process from Company management, internal auditors and Deloitte & Touche LLP at each Audit Committee meeting and reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the SEC. The Committee is governed by a charter, and the Committee is comprised solely of independent directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

The Committee discussed with the Company’s internal auditors and its independent auditor, Deloitte & Touche LLP, the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

The Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing opinions on (i) the conformity of those audited consolidated financial statements and related schedule with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standard No. 16), as adopted by the PCAOB for audits of fiscal years beginning on or after December 15, 2012.

The Committee has (1) received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding Deloitte & Touche LLP’s communications with the Committee concerning independence, (2) discussed with Deloitte & Touche LLP its independence and (3) considered, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC. In addition, the Committee approved Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and directed that the selection of Deloitte & Touche LLP be submitted to the Company’s shareholders for ratification.

Submitted by the Audit Committee of the Board of Directors

William Browning, Chair
Kathleen Brown
Michael Winer

PROPOSAL 5

APPROVAL OF THE FIVE POINT HOLDINGS, LLC 2023 INCENTIVE AWARD PLAN

Background

We are asking our shareholders to approve the Five Point Holdings, LLC 2023 Incentive Award Plan (the “2023 Plan”) as the successor to the Five Point Holdings, LLC 2016 Incentive Award Plan (as amended and restated to date, the “Prior Plan”) in its entirety. On April 25, 2023, our Board unanimously approved the 2023 Plan, to be effective immediately, subject to shareholder approval at the Annual Meeting.

Approval of the 2023 Plan will constitute approval pursuant to the NYSE shareholder approval requirements applicable to equity compensation plans and approval pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs.

Following the adoption of the 2023 Plan, we will not grant any additional awards under the Prior Plan; however, if our shareholders do not approve the 2023 Plan, then the 2023 Plan will terminate, any awards granted thereunder will be forfeited, and the Prior Plan will continue in accordance with its terms as in effect prior to the adoption of the 2023 Plan, and we may continue to grant awards under the Prior Plan under its remaining share reserve.

A copy of the 2023 Plan is included as Appendix A to this proxy statement.

Why Shareholders Should Vote to Approve the 2023 Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy
By adopting the 2023 Plan, we will be able to continue to grant equity awards to help create long-term participation in the Company and, thereby, attract, retain, motivate and reward our employees, directors and consultants. The Board believes that the effective use of share-based long-term incentive compensation is vital to the Company’s future performance and aligns the incentives of our employees, directors and consultants with the interests of the Company’s shareholders. If our shareholders approve this Proposal 5, we anticipate we will have sufficient shares to provide us with enough shares for awards for approximately the next two to three years, assuming we continue to grant awards consistent with our current practices. Usage under the 2023 Plan will also be dependent upon the price of our shares, hiring activity during the next few years and forfeitures of outstanding awards under the Prior Plan. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2023 Plan could last for a shorter or longer period of time.

Rather than merely seeking an amendment to increase the Prior Plan’s share reserve, the Board also sought to develop a contemporary equity plan that reflects best practices of other publicly-traded companies from a compensation and governance perspective. The 2023 Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy and more effectively support the strategic priorities of our organization.

Our Prior Plan Will No Longer Have Shares Available for Grant
Under the Company’s current forecasts, our Prior Plan would have run out of shares available for grant during 2023, and the Company would not be able to continue to issue equity to its employees and directors unless our shareholders approve the 2023 Plan. As such, in determining to approve the 2023 Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards in future years.

Outstanding Equity Awards Under the Prior Plan and Determination of Share Reserve Under 2023 Plan
The table below presents information about the outstanding equity awards under the Prior Plan and the number of shares remaining available for issuance under the Prior Plan, each at April 25, 2023, as well as information about the proposed share reserve under the 2023 Plan and the Promised Awards under the 2023 Plan (as described below). We have never granted any stock options or share appreciation rights under the Prior Plan. The closing price of our Class A common shares on April 25, 2023 was $2.35.

Description of Shares	Number of Shares
Prior Plan
Total common shares outstanding(1)	148,433,482
Outstanding unvested time-based awards(2)	1,447,135
Outstanding unvested performance-based awards(2)(3)	2,217,205
Total outstanding unvested time-based awards and performance-based awards(3)	3,664,340
Total shares remaining available for grant under the Prior Plan(3)	988,355
2023 Plan
Proposed increase to the existing shares available for grant under the Prior Plan pursuant to the 2023 Plan	7,500,000
Promised Awards(3)	906,203
(1)    Consists of 69,199,938 outstanding Class A common shares and 79,233,544 outstanding Class B common shares, in each case as of April 25, 2023.
(2)    Included in the 3,664,340 shares disclosed under “Total outstanding unvested time-based awards and performance-based awards.”
(3)    Calculated by reflecting performance-based awards at the target level.

Background for the Determination of the Share Reserve Under the 2023 Plan

In its determination to approve the 2023 Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards, which we believe is a primary incentive and retention mechanism for our employees, directors and consultants. In determining the number of shares by which to increase the reserve under the 2023 Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by and recommendations of Ferguson Partners, the Compensation Committee’s independent compensation consultant.

In determining whether to approve the 2023 Plan, including the Share Reserve Increase, our Compensation Committee and Board considered the following:

•The number of shares reserved for issuance under the 2023 Plan represents an increase of 7,500,000 shares from the aggregate number of shares reserved for issuance under the Prior Plan as of April 25, 2023. If our shareholders do not approve the 2023 Plan, then the 2023 Plan will terminate, any awards granted thereunder will be forfeited, the Prior Plan will continue in accordance with its terms, and we may continue to grant awards under the Prior Plan under its remaining share reserve.

•At the end of fiscal years 2020, 2021 and 2022, our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding at the end of the fiscal year (calculated by dividing (1) the sum of the number of shares subject to equity awards that were unvested and outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of Class A common shares and Class B common shares outstanding at the end of the calendar year), was approximately 4.9%, 4.2% and 3.6%, respectively, and as of April 25, 2023 it was approximately 3.1%.

•Our three-year average burn rate was approximately 0.79% as shown in the following table:

	2020	2021	2022	Three Year Average
Restricted shares granted	677,374	1,425,033	212,885	771,764
Performance shares vested	—	—	—	—
Total Shares (1)	677,374	1,425,033	212,885	771,764
Performance shares granted (2)	—	—	1,145,832	381,944
Weighted Average Shares Outstanding - Basic	145,955,731	146,628,338	147,662,815	146,748,961
Burn Rate	0.46%	0.97%	0.92%	0.79%

(1) Reflects the aggregate amount of restricted shares granted and performance shares vested in the applicable year.
(2) Reflects performance share awards granted in the applicable year based on the achievement of “target” performance goals.

•For 2023 through April 25, 2023, we granted equity awards under the Prior Plan covering a total of 2,134,149 shares, all of which were granted as full value restricted share awards or restricted share units and include 1,071,373 performance awards granted at the "target" performance level.

•No awards have been granted under the 2023 Plan as of April 25, 2023, although we have committed to granting certain “Promised Awards” following adoption of the 2023 Plan (as described below). Specifically, we have promised to grant Messrs. Hedigan, Alvarado, McWilliams and Kij equity awards following shareholder approval of the 2023 Plan, consisting of 354,634, 269,058, 201,794 and 80,717 PSUs, respectively (assuming maximum performance) (the “Promised Awards”). These PSU awards will reduce the shares available for future issuance pursuant to the 2023 Plan.

•We may, prior to the date of the Annual Meeting, grant or make commitments to grant additional awards out of the share reserve pursuant to the 2023 Plan following shareholder approval of the 2023 Plan, although these awards are within the discretion of the administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the 2023 Plan. To the extent any awards are granted out of the 2023 Plan prior to shareholder approval of this Proposal 5, such awards will reduce the share reserve and will be contingent on such shareholder approval and subject to forfeiture if such shareholder approval is not obtained within twelve months of the date the Board approved the 2023 Plan.

•If our shareholders do not approve the 2023 Plan, then the 2023 Plan will terminate, any awards granted thereunder prior to the Annual Meeting will be forfeited, and the Promised Awards will not be granted under the 2023 Plan. The Prior Plan would continue in accordance with its terms, and we may continue to grant awards under the Prior Plan under its remaining share reserve, including the Promised PSUs to our executive officers.

•Our estimated annual burn rate for 2023 is 1.44%.

Other factors that shareholders may consider in evaluating the proposal to approve the 2023 Plan include:

•If we exhaust current share reserves under the Prior Plan without approval of the 2023 Plan, we would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

•If the 2023 Plan is approved, we estimate that the proposed aggregate share reserve under the 2023 Plan would be sufficient for approximately two to three years of awards, assuming we continue to grant awards consistent with our current practices and noting that future circumstances may require us to change our equity grant practices.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the extremely competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2023 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2023 Plan.

Key Plan Features

In evaluating the proposal to approve the 2023 Plan, shareholders may also consider the provisions in the 2023 Plan, which we believe are consistent with best practices in equity compensation and further protect our shareholders’ interests. Such provisions include:

•The 2023 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

•All stock options and share appreciation rights must have an exercise price equal to or greater than the fair market value of our common shares on the date the stock option or share appreciation right is granted. Shares tendered by participants to satisfy the exercise price or tax withholding obligation with respect to any award under the 2023 Plan or the Prior Plan will not be “added back” to the shares available for issuance under the 2023 Plan. Shares subject to a share appreciation right that are not issued in connection with the share settlement of the share appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options, are also not added back to the shares available for issuance under the 2023 Plan.

•The plan administrator may not, without shareholder approval, authorize the amendment of any outstanding option or share appreciation right to reduce its exercise or base price per share, or cancel any option or share appreciation right in exchange for cash or another award when the option or share appreciation exercise or base price per share exceeds the fair market value of the underlying shares.

•Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.

•With certain exceptions, awards or portions of an award granted under the 2023 Plan may not vest earlier than the first anniversary of the award’s grant date.

•The 2023 Plan is administered by our Compensation Committee, which is composed entirely of independent directors (other than with respect to awards to non-employee directors, in which case the 2023 Plan is administered by the Board).

•The 2023 Plan does not provide for any tax gross-up.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2023 Plan is reasonable and appropriate at this time.

Description of the 2023 Plan

The following sets forth a description of the material features and terms of the 2023 Plan. The following summary is qualified in its entirety by reference to the full text of the 2023 Plan, which is attached hereto as Appendix A.

Plan Administration. The Compensation Committee of our Board is the administrator of the 2023 Plan (other than with respect to awards to non-employee directors, in which case the 2023 Plan is administered by the Board). The Compensation Committee is composed solely of non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “independent directors” within the meaning of the rules of the NYSE.

The plan administrator has the authority to, among other things:

•construe and interpret the 2023 Plan;

•make rules and regulations relating to the administration of the 2023 Plan;

•designate eligible persons to receive awards;

•establish the terms and conditions of awards; and

•determine whether the awards or any portion thereof will contain time-based restrictions or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals, as set forth in more detail below.

The Compensation Committee may delegate its authority to administer the 2023 Plan from time to time, subject to certain limitations. Any references to plan administrator in this summary of the 2023 Plan include any such delegatee.

Eligibility. The plan administrator will designate those employees, consultants and non-employee directors who are to receive awards under the 2023 Plan. As of April 25, 2023, there were 9 non-employee directors, approximately 100 employees and approximately 5 consultants who would be eligible to receive awards under the 2023 Plan.

Shares Authorized. Subject to adjustment in the event of a merger, recapitalization, share split, reorganization or similar transaction as described below under “Adjustments; Change in Control,” the maximum aggregate number of Class A common shares available for issuance under the 2023 Plan shall be equal to the sum of:

•7,500,000 shares; plus

•988,355, representing the number of Class A common shares and incentive units of Five Point Operating Company, LP (the “Operating Company”) (referred to as “LTIP Units”) that remained available for issuance under the Prior Plan as of April 25, 2023, immediately prior to the effective date of the 2023 Plan; plus

•any Class A common shares or LTIP Units which were subject to awards outstanding under the Prior Plan as of April 25, 2023, the effective date of the 2023 Plan, and which become available for issuance under the 2023 Plan following the effective date of the 2023 Plan. As of the date hereof, awards have been made under the Prior Plan with respect to 10,721,793 of our Class A common shares and no LTIP Units.

No awards have been granted under the 2023 Plan as of April 25, 2023. To the extent any awards are granted out of the 2023 Plan prior to shareholder approval of this Proposal 5, such awards will reduce the share reserve and will be contingent on such shareholder approval and subject to forfeiture if such shareholder approval is not obtained within twelve months of the date the Board approved the 2023 Plan. If our shareholders do not approve the 2023 Plan, then the 2023 Plan will terminate, any awards granted thereunder will be forfeited, the Prior Plan will continue in accordance with its terms, and we may continue to grant awards under the Prior Plan under its remaining share reserve.

Subject to adjustment in the event of a merger, recapitalization, share split, reorganization or similar transaction as described below under “Adjustments; Change in Control,” in no event will more than 7,500,000 common shares be issuable pursuant to the exercise of incentive share options under the 2023 Plan.

Our Class A common shares or LTIP Units that are subject to or underlie awards which expire or for any reason are canceled, terminated, forfeited, fail to vest or for any other reason are not paid or delivered under the 2023 Plan will again be available for issuance in connection with future awards granted under the 2023 Plan. Our Class A common shares or LTIP Units surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of such an award will be counted against the 2023 Plan share reserve and will not again be available for issuance in connection with future awards.

Types of Awards. The 2023 Plan provides for the grant of share options, restricted shares, RSUs, performance awards (which include, but are not limited to, cash bonuses), distribution equivalent awards, deferred share awards, share payment awards, share appreciation rights, other incentive awards (which include, but are not limited to, LTIP Unit awards) and performance share awards.

Options. Options to purchase Class A common shares may be granted alone or in tandem with share appreciation rights. A share option may be granted in the form of a non-qualified share option or an incentive share option (i.e., an incentive stock option within the meaning of Section 422 of the Code). All shares available under the 2023 Plan may be made subject to incentive share options, but no incentive share options will be granted to any person who is not an employee of the Company, the Operating Company or a majority owned subsidiary corporation. The price at which a share may be purchased under an option (the “exercise price”) will be determined by the plan administrator but may not be less than the fair market value of our Class A common shares on the date the option is granted. The plan administrator may establish the term of each option, but no option may be exercisable after 10 years from the grant date. The amount of incentive share options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.

An optionee generally will not recognize taxable income upon the grant of a nonqualified share option. Rather, at the time of exercise of such option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The employer will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. An optionee will not recognize any ordinary income upon the grant or timely exercise of an incentive share option. Exercise of an incentive share option generally will be timely if made during its term and if the optionee remains an employee at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise. The tax consequences of an untimely exercise of an incentive share option will be determined in accordance with the rules applicable to nonqualified share options. If shares acquired pursuant to the exercise of an incentive share option are disposed of by the optionee prior to the expiration of two years from the date of grant or within one year from the date of exercise (a so-called “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the option is exercised or the amount realized on such disqualifying disposition; and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time such shares were held by the optionee) to the extent of any excess of the amount realized on such disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, the employer may claim an income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income.

SARs. Share appreciation rights (“SARs”) may be granted either alone or in tandem with share options. The exercise price of a SAR must be equal to or greater than the fair market value of our Class A common shares on the date of grant. The plan administrator may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date.

Restricted Shares/RSUs. Restricted shares and RSUs may be issued to eligible participants, as determined by the plan administrator. The restrictions on such awards are determined by the plan administrator, and may include time based, performance-based and service-based restrictions. RSUs may be settled in cash, Class A common shares or a combination thereof. Holders of restricted shares will have voting rights during the restriction period. Holders of restricted shares and restricted share units will not receive distributions or distribution equivalents unless and until the underlying restricted shares or RSUs have vested.

Performance Awards. Performance awards may be issued to any eligible individual, as deemed by the plan administrator. The value of performance awards may be linked to the performance criteria identified below, or to other specific criteria determined by the plan administrator. Performance awards may be paid in cash, shares or a combination of both, as determined by the plan administrator. Without limiting the generality of the foregoing, performance awards may be granted in the form of a cash bonus payable upon the attainment of objective performance goals or such other criteria as are established by the plan administrator.

Distribution Equivalent Awards. Distribution equivalent awards may be granted either alone or in tandem with other awards, as determined by the plan administrator. Distribution equivalent awards are based on the distributions that are declared on our Class A common shares, to be credited as of the distribution payment dates during the period between the date that the distribution equivalent awards are granted and such dates that the distribution equivalent awards terminate or expire. If distribution equivalents are granted with respect to shares covered by another award, the distribution equivalent shall only be paid out at the time and to the extent that vesting conditions of the award shares are satisfied. Distribution equivalent awards can be converted to cash or Class A common shares by a formula determined by the plan administrator. Distribution equivalents are not payable with respect to share options or share appreciation rights unless otherwise determined by the plan administrator.

Share Payment Awards. Share payments may be issued to eligible participants, as determined by the plan administrator. The number of shares of any share payment may be based upon performance criteria or any other specific criteria. Share payment awards may be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such eligible individual.

Deferred Share Awards. Deferred share awards may be issued to eligible participants, as determined by the plan administrator. The number of shares of deferred shares will be determined by the plan administrator and may be based on performance criteria or other specific criteria. Shares underlying a deferred share award which is subject to a vesting schedule or other conditions or criteria set up by the plan administrator will not be issued until such vesting requirements or other conditions or criteria, as applicable, have been satisfied. Unless otherwise provided by the plan administrator, a holder of a deferred share award will have no rights as a shareholder until the award has vested and the shares have been issued.

Performance Share Awards. Performance share awards may be granted to any eligible individual who is selected by the plan administrator. Vesting of performance share awards may be linked to any one or more performance criteria or time-vesting or other criteria, as determined by the plan administrator.

Other Incentive Awards. Other incentive awards may be issued to eligible participants, as determined by the plan administrator. Such other incentive awards may cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or otherwise payable in or based on shares, shareholder value, or shareholder return. Other incentive awards may be linked to any one or more of the performance criteria or other specific performance criteria determined appropriate by the plan administrator and may be paid in cash or shares. Without limiting the generality of the foregoing, LTIP Units may be granted in such amount and subject to such terms and conditions as may be determined by the plan administrator; provided, however, that LTIP Units may only be issued to an eligible individual for the performance of services to or for the benefit of the Operating Company (1) in the eligible individual’s capacity as a member of the Operating Company, (2) in anticipation of the eligible individual becoming a member of the Operating Company or (3) as otherwise determined by the plan administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Internal Revenue Code, as well as applicable revenue procedures. The plan administrator will specify the conditions and dates upon which the LTIP Units will vest and become nonforfeitable. LTIP Units will be subject to the terms and conditions of the agreement governing the Operating Company and such other restrictions, including restrictions on transferability, as the plan administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of the grant of the award or thereafter.

Performance-Based Awards. Without limiting the description of Performance Awards above, the plan administrator can issue performance-based awards under the 2023 Plan.

The performance goals may be based upon performance criteria established by our plan administrator, which may include, without limitation, one or more of the following performance criteria: (1) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital; (9) return on shareholders’ equity; (10) total shareholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share; (20) implementation or completion of critical projects; (21) market share; (22) economic value; (23) debt levels or reduction; (24) sales-related goals; (25) comparisons with other stock market indices; (26) operating efficiency; (27) customer satisfaction and/or growth; (28) employee satisfaction; (29) financing and other capital raising transactions; (30) recruiting and maintaining personnel; (31) year-end cash; (32) inventory; (33) average transaction size; (34) employee retention; and (35) capital expenditures, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Performance criteria may be measured either in absolute terms for our company or any operating unit of our company or as compared to results of a peer group or to market performance indicators. Further, the plan administrator may provide objectively determinable adjustments be made to one or more of the performance goals. Such adjustments may include: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by our company during the performance period; (7) items related to the disposal or sale of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (9) items attributable to any share distribution, share split, combination or exchange of shares occurring during the performance period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments; (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of our company’s core, on-going business activities; (14) items relating to changes in tax laws; (15) items relating to asset impairment charges; (16) items relating to gains or losses for litigation, arbitration and contractual settlements; or (17) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The plan administrator may designate additional performance criteria on which performance goals may be based, and may adjust, modify or amend the aforementioned performance criteria.

Minimum Vesting. Awards granted under the 2023 Plan shall vest no earlier than the first anniversary of the date of grant; provided that the minimum vesting requirement will not apply to awards delivered in lieu of fully-vested cash-based awards under the 2023 Plan (or other fully-vested cash awards or payments), any awards to directors for which the vesting period runs from the date of one annual meeting of shareholders to the next annual meeting of shareholders which is at least fifty weeks after the immediately preceding year’s annual meeting, or any other Awards that result in the issuance of an aggregate of up to five percent (5%) of the aggregate share reserve under the 2023 Plan. Nothing in the minimum vesting provision will preclude the plan administrator from taking action, in its sole discretion, to accelerate the vesting of any award in connection with or following a participant’s death, disability, termination of service or the consummation of a change in control.

Awards Subject to Clawback Policy. All awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Adjustments; Change in Control. In the event of any share dividend or distribution, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends or distributions) of Company assets to shareholders, or any other change affecting our shares or the price of our shares other than an equity restructuring, the plan administrator shall make equitable adjustments, if any, to reflect such change with respect to (1) the aggregate number and kind of shares and other property that may be issued under the 2023 Plan (including, but not limited to, adjustments of the aggregate share reserve and the limit on incentive share options); (2) the number and kind of shares and LTIP Units (or other securities or property) subject to outstanding awards; (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (4) the grant or exercise price per share for any outstanding awards under the 2023 Plan.

In the event of a change in control of the Company, unless otherwise provided in an award agreement, if an award is not assumed by the acquirer or, where an award is assumed, the participant’s employment or service is terminated by us without cause or by the participant for good reason on or after the effective date of the change in control but prior to twenty-four months following the change in control, then: (1) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award shall lapse and such awards shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be achieved at the target level of performance (or, where there has been a qualifying termination of employment following award assumption, at the actual level of performance if greater).

Prohibition on Repricing. The plan administrator may not, without shareholder approval, authorize the amendment of any outstanding option or share appreciation right to reduce its exercise or base price per share, or cancel any option or share appreciation right in exchange for cash or another award when the option or share appreciation exercise or base price per share exceeds the fair market value of the underlying shares.

Amendment and Termination. Our Board may at any time terminate, suspend or discontinue the 2023 Plan. Our Board may amend the 2023 Plan at any time, provided that any increase in the number of shares available for issuance under the plan must be approved by our shareholders. No incentive share option may be granted after the tenth anniversary of the date the Board adopted the 2023 Plan, or April 25, 2033.

Registration with the Securities and Exchange Commission

If the 2023 Plan is approved by shareholders, we expect to file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of common shares that will be issuable under the 2023 Plan.

New Plan Benefits

The Compensation Committee intends to grant the Promised Awards to our named executive officers. Other than the Promised Awards, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2023 Plan in the future will be determined in the discretion of the Board or Compensation Committee. Therefore, it is not possible at this time to determine the benefits or amounts of other awards that will be made in the future under the 2023 Plan. No awards have been granted under the 2023 Plan as of the date hereof.

The table below sets forth the number of shares subject to the Promised Awards described above.

2023 Incentive Award Plan
Name and position	Number of shares subject to PSUs
Daniel Hedigan, Chief Executive Officer	354,634
Leo Kij, Interim Chief Financial Officer	80,717
Michael Alvarado, Chief Legal Officer	269,058
Greg McWilliams, Chief Policy Officer	201,794
Lynn Jochim, Former President and Chief Operating Officer	—
Erik Higgins, Former Chief Financial Officer	—
Current Executive Officers, as a group	906,203
Non-employee directors, as a group	—
(1) Represents the Promised Awards to be granted to Messrs. Hedigan, Kij, Alvarado and McWilliams (which will be granted following, and subject to, stockholder approval of the 2023 Plan).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5.

UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL 5.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Great Park Venture
The Great Park Neighborhoods is being developed by Heritage Fields LLC (the "Great Park Venture"). Interests in the Great Park Venture consist of percentage interests and legacy interests. Legacy interests are membership interests in the Great Park Venture that entitle holders to receive priority distributions from the Great Park Venture in an aggregate amount equal to $476.0 million and up to an additional $89.0 million from participation in subsequent distributions. In 2021, the Great Park Venture fully satisfied the $476.0 million priority distribution rights and the remaining maximum participating legacy interest distribution rights at December 31, 2022 were $66.3 million. Lennar owns a 25% legacy interest in the Great Park Venture, and Lennar and an affiliate of Castlelake also own interests in an entity ("FPC-HF") that owns a 12.5% legacy interest in the Great Park Venture. We own a 37.5% percentage interest in the Great Park Venture as well as an indirect interest in FPC-HF. In 2022, we received $52.7 million in percentage interest distributions from the Great Park Venture.
We provide management services to the Great Park Venture pursuant to a development management agreement. The initial term of our development management agreement with the Great Park Venture expired on December 31, 2021 but has been extended by mutual agreement of the parties through December 31, 2024. As the development manager for the Great Park Venture, we recognized $31.0 million in revenue in 2022 related to management fees, which were comprised of a base fee and incentive compensation. FPC-HF and an affiliate of Lennar hold Class B partnership interests in Five Point Communities, LP ("FP LP"), one of our subsidiaries involved in development management of the Great Park Neighborhoods. Holders of Class B partnership interests in FP LP are entitled to receive their pro rata portion of any incentive compensation payments under the development management agreement that are attributable to the legacy interests. In 2022, the companies that manage the Great Park Venture received $15.9 million in incentive compensation payments from the Great Park Venture, $1.7 million of which was distributed to holders of Class B partnership interests in FP LP.
Tax Distributions
The terms of the Operating Company's Limited Partnership Agreement (“LPA”) provide for the payment of certain tax distributions to the Operating Company's partners and management partner in an amount equal to the estimated income tax liabilities resulting from taxable income or gain allocated to those parties. The tax distribution provisions in the LPA were included in the Operating Company's governing documents adopted prior to our initial public offering and were designed to provide funds necessary to pay tax liabilities for income that might be allocated, but not paid, to the partners and the management partner. The management partner is an entity controlled by Mr. Haddad. In accordance with the terms of the LPA, the Operating Company made aggregate tax distributions in 2022 of $0.4 million, all of which was paid to the management partner. In January 2023, the Operating Company made a tax distribution to the management partner of $2.0 million. The tax distributions are treated as advance distributions under the LPA and will be taken into account when determining the amounts otherwise distributable to the management partner under the LPA.
EB-5 Reimbursement Obligations
We previously entered into reimbursement agreements pursuant to which we agreed to reimburse an affiliate of Lennar for $102.7 million related to EB-5 immigrant investor program loans, the proceeds of which were used to develop properties at our Candlestick and The San Francisco Shipyard communities. At December 31, 2022, the balance of the reimbursement obligation was $63.0 million. The weighted average interest rate applicable to the unpaid reimbursement obligations as of December 31, 2022 was 4.5%. We paid $3.0 million in interest and $6.5 million in principal for the year ended December 31, 2022.
Employment of Related Persons
During 2022, Serene Haddad, daughter of Emile Haddad, our Chairman Emeritus and former President and Chief Executive Officer, was employed by the Company as a Marketing and Insights Strategist. Ms. Haddad received 2022 compensation of approximately $165,000, consisting primarily of salary and bonus. In addition, Ms. Haddad received other employee benefits on the same basis as other, similarly situated employees. Ms. Haddad's total compensation is consistent with that of similarly situated employees, and her compensation terms are established directly with her, independent of any relationship she has with Mr. Haddad. Ms. Haddad has been employed by the Company since February 2014.
Review and Approval of Related Person Transactions
Our Board has adopted a written policy regarding the approval of any related person transactions, which (subject to certain limited exceptions) includes any transaction or series of transactions in which we, any of our subsidiaries, or certain of our joint ventures is or are to be a participant, the amount involved exceeds $120,000 and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our Chief Legal Officer any proposed related person transaction and all material facts about the proposed transaction. Our Chief Legal

Officer will then assess and promptly communicate that information to our Conflicts Committee. Based on our Conflicts Committee’s consideration of all of the relevant facts and circumstances, our Conflicts Committee will decide whether or not to approve such transaction and will generally approve only those transactions that it determines are in, or are not inconsistent with, our best interests. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any member of the Conflicts Committee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. As a result of our relationship with Lennar, land sales to Lennar and other transactions with Lennar that exceed the $120,000 threshold are subject to our policy regarding related person transactions.

OTHER MATTERS
Shareholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of shareholders. To be eligible for inclusion in the 2023 proxy statement, your proposal must be received by us no later than December 30, 2023 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from the proxy statement shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to Our Operating Agreement. Under our Operating Agreement, in order to nominate a director or bring any other business before the shareholders at the 2023 annual meeting of shareholders that will not be included in our proxy statement, you must notify us in writing and such notice must be delivered to or be mailed and received by us at the principal offices of the Company, at Five Point Holdings, LLC, c/o Secretary, 2000 FivePoint, 4th Floor, Irvine, California 92618, no earlier than January 9, 2024 and no later than February 8, 2024, unless our 2024 annual meeting of shareholders is not within twenty-five (25) days before or after the anniversary of our 2023 annual meeting of shareholders, in which case the notice must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the 2024 annual meeting was made, whichever occurs first. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Operating Agreement and the nomination or proposal must contain the specific information required by our Operating Agreement. You may write to our Secretary at 2000 FivePoint, 4th Floor, Irvine, California 92618 to deliver the notices discussed above and to request a copy of the relevant Operating Agreement provisions regarding the requirements for making shareholder proposals and nominating director candidates pursuant to our Operating Agreement.
In addition to satisfying the foregoing requirements under our Operating Agreement, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.
In accordance with the rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials to our shareholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to our shareholders. Shareholders have the ability to access the proxy materials at www.proxyvote.com, or request that a printed set of the proxy materials be sent to them, by following the instructions set forth on the Notice mailed to them. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple shareholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each shareholder that makes a request using the procedure set forth on the Notice. Shareholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or would like additional copies of materials, may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095, or at sendmaterial@proxyvote.com.
Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. We make available free of charge on or through our Internet website at www.fivepoint.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF OUR 2022 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. SHAREHOLDERS SHOULD DIRECT SUCH REQUESTS BY WRITING TO THE COMPANY’S SECRETARY AT 2000 FIVEPOINT, 4TH FLOOR, IRVINE, CALIFORNIA 92618, OR BY EMAIL AT investor.relations@fivepoint.com.

Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Business
As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board,
Michael A. Alvarado
Chief Legal Officer, Vice President and Secretary

APPENDIX A

FIVE POINT HOLDINGS, LLC 2023 INCENTIVE AWARD PLAN

ARTICLE I

PURPOSE

The purposes of this Five Point Holdings, LLC 2023 Incentive Award Plan (the “Plan”) are (i) to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, the Operating Company and any other subsidiaries, divisions and affiliated businesses; (ii) to associate the interests of such persons with those of the Company’s shareholders; and (iii) to assist the Company and the Operating Company in recruiting, retaining and motivating qualified employees on a competitive basis and to ensure a pay for performance linkage for such employees. This Plan is the successor to the Five Point Holdings, LLC Amended and Restated 2016 Incentive Award Plan (the “Prior Plan”).

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI hereof, which shall initially be the Compensation Committee of the Board. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    “Affiliate” shall mean (i) any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively) of the Company; (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, including the Operating Company; or (iii) any entity in which the Company has a significant equity interest, as determined by the Committee, in each case under clauses (i) - (iii) that constitutes a “subsidiary” of the Company for purposes of Form S-8.
2.3     “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.4     “Award” shall mean an Option, a Restricted Share award, a Restricted Share Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Section 8.1), a Distribution Equivalent award, a Deferred Share award, a Share Payment award, an award of Share Appreciation Rights, an Other Incentive Award (which includes, but is not limited to, an LTIP Unit award) or a Performance Share Award, which may be awarded or granted under the Plan.
2.5     “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.6     “Award Limit” shall have the meaning provided in Section 3.1(a) hereof.
2.7     “Board” shall mean the Board of Directors of the Company.
2.8     “Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement with any Affiliate if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) the Participant’s substantial and continued failure to perform material duties in a satisfactory manner where such failure causes or is reasonably expected to cause material harm to the Company or any Affiliate (other than a failure resulting from death or disability (as defined in Section 22(e)(3) of the Code) for thirty (30) days after written notice thereof from the Company describing the failure to perform such duties; (b) the Participant’s engaging in any material act of dishonesty, fraud, embezzlement or misrepresentation that was or is likely to be materially injurious to the Company or any Affiliate; (c) the Participant’s knowing violation of any federal or state law or regulation applicable to the Company’s (or any Affiliate’s) business that was or is likely to be materially injurious to the Company; (d) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude; (e) repeated and knowing material failure by the Participant to comply with the Company’s or any Affiliate’s written policies or rules, after written notice of such failure; or (g) willful misconduct that does or reasonably could be expected to cause material harm to the Company or any Affiliate.
2.9     A “Change in Control” shall be deemed to have occurred (unless otherwise determined by the Administrator) on the date upon which:
(a)     there occurs a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b)     there occurs any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;
(c)     there is an adoption of any plan or proposal for the liquidation or dissolution of the Company;
(d)     any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any subsidiary) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities); or
(e)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, any transaction or event described above with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.10     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.11     “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XI hereof.
2.12     “Company” shall mean Five Point Holdings, LLC, a Delaware limited liability company, and any successor corporation.
2.13     “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.
2.14     “Deferred Share” shall mean a right to receive Shares awarded under Section 8.4 hereof.
2.15     “Director” shall mean a member of the Board, as constituted from time to time.
2.16     “Disability” shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

2.17     “Distribution Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends or distributions paid on Shares, awarded under Section 8.2 hereof.
2.18     “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.19     “Effective Date” shall mean the effective date of the Plan, which is the date that the Plan was adopted by the Board.
2.20     “Eligible Individual” shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.21     “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.
2.22     “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend or distribution, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend or distribution, that affects the number or kind of Shares (or other securities of the Company or the Operating Company) or the share price of the Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding share-based Awards.
2.23     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24     “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)     if the Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)     if the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)     if the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, their Fair Market Value shall be established by the Board in good faith.
2.25     “Good Reason” in respect of any Change in Control shall have the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Good Reason,” means termination of employment as a result of any reduction in the employee’s annual base salary as in effect immediately prior to the Change in Control; provided that the Participant provides written objection thereto within thirty (30) days of such reduction, and the Company does not reverse such reduction (or waives its right to do so) within thirty (30) days of receiving that written objection and the Participant resigning within thirty (30) days following the expiration of that cure period (or waiver, as the case may be).
2.26     “Greater Than 10% Shareholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.27    “Incentive Share Option” shall mean an Option that is intended to qualify as an incentive stock option (within the meaning of Section 422 of the Code) and conforms to the applicable provisions of Section 422 of the Code.
2.28    “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of May 15, 2017, as amended from time to time.
2.29    “LTIP Unit” shall mean, to the extent authorized by the LLC Agreement (as either a “Profits Interest Unit” or an “LTIP Unit”), a unit of the Operating Company that is granted pursuant to Section 8.7 and is intended to constitute a “profits interest” within the meaning of the Code.
2.30    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31    “Non-Qualified Share Option” shall mean an Option that is not an Incentive Share Option or which is designated as an Incentive Share Option but does not meet the applicable requirements of the Code.
2.32    “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.33    “Operating Company” shall mean Five Point Operating Company, LP, a Delaware limited partnership.
2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof. An Option shall be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Share Options.
2.35    “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.7 hereof.
2.36    “Participant” shall mean an Eligible Individual who has been granted an Award.
2.37    “Performance Award” shall mean an Award that is granted under Section 8.1 hereof.
2.38    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
The Performance Criteria that shall be used to establish Performance Goals may include, without limitation, the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) debt levels or reduction; (xxiv) sales-related goals; (xxv) comparisons with other stock market indices; (xxvi) operating efficiency; (xxvii) customer satisfaction and/or growth; (xxviii) employee satisfaction; (xxix) financing and other capital raising transactions; (xxx) recruiting and maintaining personnel; (xxxi) year-end cash; (xxxii) inventory; (xxxiii) average transaction size; (xxxiv) employee retention; and (xxxv) capital expenditures, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any share distribution, share split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual, non-recurring or extraordinary transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.39    “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division or business unit, or one or more individuals. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. Unless otherwise determined by the Administrator, the achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.
2.40    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.41    “Performance Share Award” shall mean a contractual right awarded under Section 8.6 hereof to receive a number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.
2.42    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
2.43    “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, the Administrator, in its sole discretion, may permit a Participant to transfer an Incentive Share Option to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Share Option while it is held in the trust.
2.44    “Plan” shall have the meaning set forth under Section 1.1(a) hereof.
2.45    “Prior Plan” shall have the meaning set forth under Section 1.1(a) hereof.
2.46    “Prior Plan Award” shall mean an award outstanding under the Prior Plan as of the Effective Date.
2.47    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.48    “Restricted Share” shall mean an award of Shares made under Article VII hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.49    “Restricted Share Unit” shall mean a contractual right awarded under Section 8.5 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.
2.50    “Retirement” shall mean in respect of any Participant, except as otherwise provided in an Award Agreement, the Participant either (i) has attained the age of sixty-five (65) and completed at least five (5) years of service with the Company or its Affiliates or any respective predecessor (including without limitation Lennar Corporation or its affiliates or The Newhall Land And Farming Company) or (ii) has attained the age of sixty (60) and completed at least fifteen (15) years of service with the Company or its Affiliates or any respective predecessor (including without limitation Lennar Corporation or its affiliates or The Newhall Land And Farming Company).
2.51    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.52    “Shares” shall mean the Class A common shares of the Company.
2.53    “Share Appreciation Right” shall mean a share appreciation right granted under Article IX hereof.
2.54    “Share Payment” shall mean a payment in the form of Shares awarded under Section 8.3 hereof.
2.55    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or securities, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.
2.56    “Termination of Service” shall mean:
(a)    As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.
(b)    As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service as an Employee and/or Consultant with the Company or any Affiliate.
(c)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service with the Company or any Affiliate as a Consultant and/or Director.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of shares or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1    Number of Shares.
(a)    Subject to Sections 3.1(c) and 12.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan together with the number of LTIP Units available for issuance under the Plan shall be equal to (A) 7,500,000 Shares, plus (B) the number of Shares that remain available for issuance under the Prior Plan immediately prior to the Effective Date; plus (C) the number of Shares or LTIP Units that are subject to Prior Plan Awards that again become available for issuance under the Plan following the Effective Date pursuant to Section 3.1(b) hereof (collectively, the “Award Limit”), with each Share and LTIP Unit counted as one (1) for purposes of this Section 3.1(a). Subject to Section 12.1(b), as of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards issued under the Prior Plan and outstanding as of the Effective Date will remain subject to the terms of the Prior Plan.
(b)    Shares or LTIP Units that are subject to or underlie Awards or Prior Plan Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for issuance in connection with future Awards granted under the Plan and shall be added back to the Award Limit. To the extent Shares or LTIP Units that are subject to or underlie Awards or Prior Plan Awards are not delivered because they are used to satisfy the applicable tax withholding obligation, such Shares or LTIP Units will be deemed to have been delivered for purposes of determining the Award Limit and will not be available for future issuance under the Plan. Moreover, Shares purchased on the open market with cash proceeds generated by the exercise of an Option (or a Prior Plan Award that is an option) will not increase or replenish the Award Limit. In the event that Shares or LTIP Units are delivered in respect of an Award or Prior Plan Award, all of the Shares or LTIP Units subject to the Award (and not only the actual number of Shares or LTIP Units actually issued to the holder thereof) will be deemed to have been delivered for purposes of determining the Award Limit (including Shares underlying a Share Appreciation Right (or a Prior Plan Award that is a Share Appreciation Right) that are retained by the Company to account for the exercise price of such Share Appreciation Right (or Prior Plan Award that is a Share Appreciation Right)) and will not be available for future issuance under the Plan. Shares or LTIP Units surrendered or withheld as payment of either the exercise price of an Award or Prior Plan Award and/or withholding taxes in respect of such an Award or Prior Plan Award will not be added back to the Award Limit and will not be available for future issuance under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Award or Prior Plan Award and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall not again be available for issuance under the Plan.
(c)    Substitute Awards shall not reduce the Shares or LTIP Units authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares or units available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination, as applicable, and shall not reduce the Shares or LTIP Units authorized for grant under the Plan; provided, however, that Awards using such available shares or units shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
3.2     Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.
3.3    Incentive Share Option Limit. Subject to the Award Limit and Section 12.2 hereof, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Share Options will be 7,500,000 Shares.

ARTICLE IV
GRANTING OF AWARDS
4.1    Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in any applicable Program or other applicable written contract or agreement, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.
4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.
4.5    Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Award Limit contained in Section 3.1 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.
4.6    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.7    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.1 and the last sentence of this Section 4.7, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate the minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 4.7 shall not apply to: (i) any Awards delivered in lieu of fully-vested cash-based awards under the Plan (or other fully-vested cash awards or payments), (ii) any Awards to Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, or (iii) any other Awards that result in the issuance of an aggregate of up to five percent (5%) of the Award Limit. Nothing in this Section 4.7 precludes the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, Termination of Service or the consummation of a Change in Control.

4.8    No Dividends on Unvested Awards. Without limiting Sections 7.2 and 8.2 hereof, any dividend or Distribution Equivalent payable in respect of Shares subject to an Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Shares.
ARTICLE V
GRANTING OF OPTIONS
5.1    Granting of Options to Eligible Individuals. The Committee is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2    Qualification of Incentive Share Options. No Incentive Share Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Shareholder may be granted an Incentive Share Option unless such Incentive Share Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Share Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of shares shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Share Options, such Options shall be treated as Nonqualified Share Options.
5.3    Option Exercise Price. Except as provided in Section 5.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Share Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Share Options granted to a Greater Than 10% Shareholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4    Option Term. The term of each Option shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Share Option is granted to a Greater Than 10% Shareholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 12.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.
5.5    Option Vesting.
(a)    Subject to Section 4.7 hereof, the terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Committee and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Committee. At any time after the grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.
(b)    No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in an applicable Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per Share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.7    Substitution of Share Appreciation Rights. The Committee may, in its sole discretion, substitute an Award of Share Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Share Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
ARTICLE VI
EXERCISE OF OPTIONS
6.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
6.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(b)     Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.
6.3    Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Share Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.
ARTICLE VII
RESTRICTED SHARES
7.1    Award of Restricted Shares.
(a)    The Administrator is authorized to grant Restricted Shares to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.
(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Shares to the extent required by applicable law.
7.2    Rights as Shareholders. Subject to Section 7.4 hereof, upon issuance of Restricted Shares, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement. This includes, but is not limited to, the right to vote Restricted Shares as the record owner thereof, provided that the right to receive dividends and other distributions payable to an Eligible Individual during the Restriction Period shall be subject to the restrictions set forth in Section 7.3 hereof.
7.3    Restrictions. Subject to Section 4.7 hereof, all Restricted Shares (including any shares received by Participants thereof with respect to Restricted Shares as a result of share dividends or distributions, share splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Award Agreement or Program. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.
7.4    Repurchase or Forfeiture of Restricted Shares. If no price was paid by the Participant for Restricted Shares, upon a Termination of Service, the Participant’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration, unless otherwise provided by the Administrator. If a price was paid by the Participant for Restricted Share, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Shares then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in an applicable Program or the applicable Award Agreement, unless otherwise provided by the Administrator. The Administrator in its sole discretion may provide that, upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
7.5    Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, in its sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.
7.6    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VIII
PERFORMANCE AWARDS, DISTRIBUTION EQUIVALENTS, SHARE PAYMENTS, DEFERRED SHARES, RESTRICTED SHARE UNITS, PERFORMANCE SHARE AWARDS, OTHER INCENTIVE AWARDS
8.1    Performance Awards.
(a)    The Administrator is authorized to grant Performance Awards to any Eligible Individual. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator and set forth in the applicable Award Agreement or Program.
(b)    Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
8.2    Distribution Equivalents.
(a)    Subject to Section 8.2(b) hereof, Distribution Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends or distributions declared on the Shares, to be credited as of dividend or distribution payment dates during the period between such date as the Administrator shall determine and the date such Distribution Equivalents terminate or expire, as determined by the Administrator. Such Distribution Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as may be determined by the Administrator. Distribution Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.
(b)    Notwithstanding the foregoing, no Distribution Equivalents shall be payable with respect to Options or Share Appreciation Rights, unless otherwise determined by the Administrator.
8.3    Share Payments. The Administrator is authorized to make one or more Share Payments to any Eligible Individual. The number or value of Shares of any Share Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Share Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
8.4    Deferred Shares. The Administrator is authorized to grant Deferred Shares to any Eligible Individual. The number of Deferred Shares shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Share Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until such vesting requirements or other conditions or criteria, as applicable, have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.
8.5    Restricted Share Units. The Administrator is authorized to grant Restricted Share Units to any Eligible Individual. The number and terms and conditions of Restricted Share Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be set in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, to the extent provided in the applicable Award Agreement or Program, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Share Unit.
8.6    Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.
8.7    Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator and may be payable in cash or shares. In addition, and without limiting the generality of the foregoing, the Administrator is also authorized to grant LTIP Units in such amount and subject to such terms and conditions as may be determined by the Administrator; provided, however, that LTIP Units may only be issued to an Eligible Individual for the performance of services to or for the benefit of the Operating Company (i) in the Eligible Individual’s capacity as a member of the Operating Company, (ii) in anticipation of the Eligible Individual becoming a member of the Operating Company, or (iii) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Administrator shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. LTIP Units shall be subject to the terms and conditions of the LLC Agreement and such other restrictions, including restrictions on transferability, as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as provided in the applicable Award Agreement or Program.
8.8    Other Terms and Conditions. Subject to Section 4.7 hereof, all applicable terms and conditions of each Award described in this Article VIII, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion and set forth in the applicable Award Agreement or Program, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
8.9    Exercise upon Termination of Service. Awards described in this Article VIII are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that such an Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE IX
SHARE APPRECIATION RIGHTS
9.1    Grant of Share Appreciation Rights.
(a)    The Administrator is authorized to grant Awards of Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)    Each Award of Share Appreciation Rights shall entitle the Participant (or other person entitled to exercise the Award of Share Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Share Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Share Appreciation Rights from the Fair Market Value on the date of exercise of the Share Appreciation Right by the number of Share Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 9.1(c) hereof, the exercise price per Share subject to each Award of Share Appreciation Rights shall be set by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Share Appreciation Rights are granted.
(c)    Notwithstanding the provisions of Section 9.1(b) hereof to the contrary, in the case of an Award of Share Appreciation Rights that is a Substitute Award, the price per Share of the Shares subject to such Share Appreciation Rights may be less than the Fair Market Value per Share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
9.2    Share Appreciation Right Vesting.
(a)    The Administrator shall determine the period during which a Participant shall vest in an Award of Share Appreciation Rights and have the right to exercise such Share Appreciation Rights (subject to Sections 4.7 and 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of an Award of Share Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Share Appreciation Rights vests
(b)    No portion of an Award of Share Appreciation Rights which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Share Appreciation Rights, including following a Termination of Service; provided, that in no event shall an Award of Share Appreciation Rights become exercisable following its expiration, termination or forfeiture.
9.3    Manner of Exercise. All or a portion of an Award of exercisable Share Appreciation Rights shall be deemed exercised upon delivery of all of the following to the Company, or such person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Share Appreciation Rights, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Share Appreciation Rights or such portion of the Share Appreciation Rights;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;
(c)    In the event that Share Appreciation Rights are exercised pursuant to this Section 9.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Share Appreciation Rights; and
(d)    Full payment of the applicable withholding taxes to the Company for the Shares with respect to which the Share Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Sections 10.1 and 10.2 hereof.
9.4    Share Appreciation Right Term. The term of each Award of Share Appreciation Rights shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Share Appreciation Rights are granted. The Administrator shall determine the time period, including any time period following a Termination of Service, during which the Participant has the right to exercise any vested Share Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Share Appreciation Rights, and may extend the time period during which vested Share Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 12.1 hereof, may amend any other term or condition of such Share Appreciation Rights relating to such a Termination of Service.
ARTICLE X
ADDITIONAL TERMS OF AWARDS
10.1     Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) in the discretion of the Administrator, Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2     Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), in any event in an amount up to the maximum statutory tax rate in the Participant’s applicable jurisdictions with respect to the Award. The number of Shares which may be so withheld or surrendered shall be determined by reference to their fair market value on the date of withholding. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of Shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.
10.3     Transferability of Awards.
(a)    Except as otherwise provided in Section 10.3(b) or (c) hereof:
(i)     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and
(iii)     During the lifetime of the Participant, only the Participant (or, in the case of the Participant’s disability, his or her authorized representative) may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(b)    Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Share Option (unless such Incentive Share Option is to become a Non-Qualified Share Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Share Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other applicable law, the Participant is considered the sole beneficial owner of the Incentive Share Option while it is held in the trust.
(c)    Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, trustee or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator prior to the Participant’s death.
10.4     Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).
10.5     Forfeiture Provisions; Clawback. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of

Service for Cause. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
10.6     Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Share Appreciation Right to reduce its exercise or base price per share, or (b) cancel any Option or Share Appreciation Right in exchange for cash or another Award when the Option or Share Appreciation Right exercise or base price per share exceeds the Fair Market Value of the underlying shares.
10.7     Cash Settlement. Subject to Section 10.6 hereof, without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or, with the consent of the Participant, subsequent to the grant of an Award, that any Award may be settled in cash, Shares or a combination thereof.
10.8     Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof; or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Participant’s Award.
10.9     Terms May Vary Between Awards. The terms and conditions of each Award shall be determined by the Administrator in its sole discretion and the Administrator shall have complete flexibility to provide for varied terms and conditions as between any Awards, whether of the same or different Award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan).
ARTICLE XI
ADMINISTRATION
11.1     Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.
11.2     Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.1 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
11.3     Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4     Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Eligible Individual;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)     Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
11.5     Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
11.6     Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or, with respect to Options or other rights with respect to Shares (but not Shares themselves), one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XI; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1     Amendment, Suspension or Termination of the Plan.
(a)    Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s shareholders, no action may, except as provided in Section 12.2 hereof, increase the Award Limit or take any action prohibited by Section 10.6. Except as provided in Section 12.9 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. No Incentive Share Option will be granted after the tenth anniversary of the earlier of (a) the date this Plan is adopted by the Board, or (b) the date this Plan is approved by the shareholders of the Company.
(b)    This Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the Effective Date. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws. Awards may be granted or awarded prior to such shareholder approval of this Plan; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company’s shareholders; and, provided, further, that if this Plan is not approved by the Company’s shareholders within twelve (12) months of the Effective Date, this Plan, and all Awards previously granted or awarded pursuant to this Plan after the Effective Date, shall thereupon be cancelled and become null and void, and the Prior Plan, as in effect prior to the Effective Date, will continue in full force and effect in accordance with its terms and conditions.

12.2     Adjustments to Awards.
(a)    In the event of any share dividend or distribution, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends or distributions) of Company assets to shareholders, or any other change affecting the shares of the Company’s shares or the price of the Company’s shares other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares and other property that may be issued under the Plan (including, but not limited to, adjustments of the Award Limit and the limit on Incentive Share Options in Section 3.3); (ii) the number and kind of Shares and LTIP Units (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)    In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)     to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)     to make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);
(iv)     to provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and
(v)    to provide that the Award cannot be exercised after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:
(i)     The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)    The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Award Limit). The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(d)    Notwithstanding any other provisions of this Plan to the contrary, except to the extent otherwise provided in an Award Agreement:
(i)     If a Change in Control occurs and a Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance or, if greater, the actual level of performance.
(ii)    Notwithstanding the foregoing provisions of this Section 12.2(d), with respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, then immediately prior to the occurrence of the Change in Control: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance.
(iii)     For purposes of this Section 12.2(d), Awards shall be considered assumed or substituted for if, upon the occurrence of a Change in Control after which there will be a generally recognized U.S. public market for (1) the Shares, (2) common stock for which Shares are exchanged, or (3) the common stock of a successor or acquirer entity or any direct or indirect parent thereof (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity or any direct or indirect parent thereof such that following the Change in Control, the Awards relate to such Public Shares and, except as otherwise provided by this Section 12.2(d), remain subject to such terms and conditions that were applicable to the Awards prior to the Change in Control.
(e)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)     No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(g)    The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or units or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)    No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.
12.3     No Shareholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.
12.4     Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.5     Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, securities, or assets of any corporation, partnership, limited liability company, firm, or association.
12.6     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules, and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12.7     Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.8     Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to its principles regarding conflicts of laws.
12.9     Section 409A. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
12.10     No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
12.11     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12     Indemnification. To the extent provided in the Company’s organizational documents or in any individual agreement with a member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated, such individuals shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her.
12.13     Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.14     Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

2000 FivePoint, 4th Floor
Irvine, California 92618
949.349.1000
www.fivepoint.com

FIVEPOINT

SCAN TO VIEW MATERIALS & VOTE

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
1. Election of Directors to be elected for terms expiring in 2026.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Kathleen Brown 02) Gary Hunt 03) Michael Winer

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote 1 YEAR on proposal 3.

	1 year	2 years	3 years	Abstain
3. To approve, on a non-binding advisory basis, the frequency of casting future votes on the compensation paid to the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000610845_1 R1.0.0.6

FIVE POINT HOLDINGS, LLC
Annual Meeting of Shareholders
June 7, 2023 1:00 PM PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel Hedigan and Michael Alvarado, and either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the Five Point Holdings, LLC Class A common shares and Class B common shares that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/FPH2023 on June 7, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5, FOR EVERY ONE YEAR FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000610845_2 R1.0.0.6

Continued and to be signed on reverse side